UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule § 240.14a-12

IMMERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2019

TO THE STOCKHOLDERS OF IMMERSION CORPORATION

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation, which will be held at our corporate offices, 50 Rio Robles, San Jose, California 95134, on June 14, 2019, at 9:30 a.m. Pacific Time.

At the Annual Meeting, stockholders will be asked to vote on each of the four proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.  Voting electronically, by telephone, or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of our company. We look forward to seeing you at the Annual Meeting.

Sincerely,

RAMZI HAIDAMUS

Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 14, 2019

The Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation will be held at our corporate headquarters, 50 Rio Robles, San Jose, California 95134, on June 14, 2019, at 9:30 a.m. Pacific Time for the following purposes:

1.	To elect five (5) directors to hold office for the applicable term and until their successor is elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	To hold an advisory vote to approve the compensation of our named executive officers;
4.	To approve an amendment to the 2011 Equity Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 10, 2019 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

The vote of each eligible stockholder is important.  Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

RAMZI HAIDAMUS

Director

San Jose, California

April 30, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2019: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

https://ir.immersion.com/annual-proxy.cfm

IMMERSION CORPORATION

2019 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors of Immersion Corporation, of proxies to be used at our 2019 Annual Meeting of Stockholders (“Annual Meeting”).  The Annual Meeting will be held at our corporate headquarters, 50 Rio Robles, San Jose, California 95134 on June 14, 2019 at 9:30 a.m. Pacific Time.  This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.

This proxy statement, any accompanying proxy card or voting instruction form, and our 2018 Annual Report to Stockholders (the “2018 Annual Report”) will be mailed to or otherwise made available to our stockholders on or about April 30, 2019.

QUESTIONS AND ANSWERS

What is included in the proxy materials?

The proxy materials for our Annual Meeting include this proxy statement and our 2018 Annual Report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

Who is soliciting my vote?

The Board of Directors of Immersion Corporation is soliciting your vote at our Annual Meeting.

Who is entitled to vote?

You may vote if you were the record owner of Immersion Corporation common stock as of the close of business on April 10, 2019. Each share of common stock is entitled to one vote. As of April 10, 2019, we had 31,552,886 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

Who can attend the Annual Meeting?

Stockholders of record at the close of business on April 10, 2019 may attend the Annual Meeting.  You must bring with you a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport to gain entry to the Annual Meeting.  If you are a beneficial owner of our common stock, you must also bring with you to the Annual Meeting a legal proxy from the organization that holds your shares or a brokerage statement showing your ownership of shares as of the close of business on the record date.  If you are a representative of an institutional stockholder, you must also bring a legal proxy or other proof that you are a representative of a firm that held shares as of the close of business on the record date and that you are authorized to vote on behalf of the institution.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. For us to hold our Annual Meeting, holders of a majority of our outstanding shares of common stock as of April 10, 2019, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.

What is a broker non-vote?

Applicable rules permit brokers to vote shares held in street name on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting.

What routine and non-routine matters will be voted on at the Annual Meeting?

The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.  The non-routine matters that will be voted on at the Annual Meeting include the election of five (5) directors, the advisory vote to approve compensation of our named executive officers, and the amendment to our 2011 Equity Incentive Plan.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present, but are not considered votes cast. Accordingly, broker non-votes and abstentions will have no effect on the vote for any matter properly introduced at the Annual Meeting.

What are my voting choices for each of the proposals to be voted on at the Annual Meeting and how does the Board recommend that I vote my shares?

		More Information	Voting Choices and Board Recommendation
PROPOSAL 1	Election of five Directors	Page 8	• vote FOR the nominees; or • withhold your vote for the nominees. The Board recommends a vote FOR the nominees.
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	Page 49	• vote FOR the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.
PROPOSAL 3	Advisory vote on the compensation of our named executive officers	Page 51

•   vote FOR, the advisory proposal;

•   vote against the advisory proposal; or

•   abstain from voting on the advisory proposal.

The Board recommends an advisory vote FOR the compensation of our named executive officers.

PROPOSAL 4	Approval of the amendments to the 2011 Equity Incentive Plan	Page 52

•   vote FOR, the amendments to the 2011 Equity Incentive Plan;

•   vote against the amendments to the 2011 Equity Incentive Plan; or

•   abstain from voting on the amendments to the 2011 Equity Incentive Plan.

The Board recommends a vote FOR the approval of the amendments to the 2011 Equity Incentive Plan.

How many votes are needed to approve each proposal?

The director nominees shall be elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of votes cast “FOR” their election will be elected as directors).  There is no cumulative voting with respect to the election of directors.  All other proposals submitted require the affirmative “FOR” vote of a majority of the votes cast. As an advisory vote, the proposal to approve the compensation of our named executive officers is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

How do I vote?

Stockholders of Record: You can vote either in person at the Annual Meeting or by proxy. Persons who vote by proxy need not, but are entitled to, attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.

This proxy statement, the accompanying proxy card and the 2018 Annual Report are being made available to our stockholders on the Internet at www.envisionreports.com/IMMR.

You may vote your shares as follows – in all cases, have your proxy card in hand:

Vote over the Internet 24/7 at www.envisionreports.com/IMMR	Dial toll-free 24/7 (800) 652-VOTE within the USA, US territories & Canada
Vote using your tablet or smartphone	If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Beneficial Stockholders: If you hold your shares of Immersion Corporation common stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please note that brokers may not vote your shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory vote on executive compensation) or Proposal 4 (Amendment to the 2011 Equity Incentive Plan). Please provide your voting instructions so your vote can be counted on these matters.

If you plan to vote in person at the Annual Meeting and you hold your shares of Immersion Corporation common stock in street name, you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to our Corporate Secretary at Immersion Corporation, 50 Rio Robles, San Jose, California 95134 so that it is received prior to the close of business on June 13, 2019.

Can I change my vote?

Yes. You can change your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on June 13, 2019;
•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or
•	voting again at the Annual Meeting.

Who counts the votes?

We have hired Computershare to count the votes represented by proxies and cast by ballot, and our General Counsel and Corporate Secretary, or other individual as appointed by the Board of Directors, will act as Inspector of Election.

When will we announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. Within four business days of the Annual Meeting, we will report the final results on our website and in a Current Report on Form 8-K filed with the SEC.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker has the authority to vote your shares for “routine” matters even if you do not provide the broker with voting instructions

Without instructions from you, the broker may not vote on any proposals other than the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2019, which is a routine matter.

What if I am a stockholder of record and return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card, (Proposal 1), “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2), “FOR” the advisory vote to approve the compensation of our named executive officers, (Proposal 3), and “FOR” the amendment to the 2011 Equity Incentive Plan (Proposal 4).

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you do not provide voting instructions to your bank or broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares.  The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.  All other matters are considered “non-routine”.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the Annual Meeting. If any matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Do we have a policy about directors’ attendance at the Annual Meeting?

Pursuant to the Corporate Governance Principles, directors are strongly encouraged to attend the Annual Meeting.  Five of our directors attended the 2018 Annual Meeting of Stockholders.

How can I access Immersion Corporation’s proxy materials and annual report electronically?

This proxy statement, the accompanying proxy card and the 2018 Annual Report are being made available to our stockholders on the Internet at www.envisionreports.com/IMMR. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own Immersion Corporation common stock in your name, you can choose this option and reduce the cost of producing and mailing these documents and help the environment by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote by telephone or over the Internet. If you hold your Immersion Corporation common stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a Notice of Internet Availability next year in the mail containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by following the directions set forth on the Notice of Internet Availability.

Who bears the cost of this proxy solicitation?

Our Board of Directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Immersion Corporation common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies.

How do I submit a proposal for action at the 2020 Annual Meeting of Stockholders?

A proposal for action to be presented by any stockholder at the 2020 Annual Meeting of Stockholders will be acted upon only:

•

if the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the proposal is received by our Corporate Secretary on or before January 2, 2020;

•

if the proposal or a director nomination is not to be included in the proxy statement, pursuant to our Bylaws, the proposal is submitted in writing to our Corporate Secretary on or before January 2, 2020 and such proposal is, under Delaware General Corporation Law (“Delaware Law”), an appropriate subject for stockholder action and is submitted in accordance with our Bylaws; or

•

also in the case of nominating directors, if we increase the number of directors to be elected at our 2020 Annual Meeting of Stockholders and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by December 23, 2019, we must receive nominations (but only from a stockholder who had previously submitted in proper form a timely director nomination notice by January 2, 2020) for any new positions created by such increase no later than the close of business on the 10th day following the day on which such public announcement is made.

In addition, the stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2020 Annual Meeting of Stockholders to present such proposal. Our Bylaws, which are publicly available as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2018, provide detailed information on how to properly submit stockholder proposals and director nominations, and should be read carefully.

Proposals should be sent to our Corporate Secretary, Immersion Corporation, 50 Rio Robles, San Jose, California 95134.

How can I view or request copies of our corporate documents and SEC filings?

Our website contains our Certificate of Incorporation, Bylaws, Corporate Governance Principles, Stock Ownership Policy, Board Committee Charters, the Code of Business Conduct and Ethics, Immersion Environmental and Social Policy and our SEC filings. To view these documents, go to www.immersion.com, click on “Investor Relations” and click on “Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our directors and executive officers, go to www.immersion.com, click on “Investor Relations” and click on “Financial Info.”

We will promptly deliver free of charge a copy of our 2018 Annual Report to any stockholder requesting a copy. Requests should be directed to our Corporate Secretary, Immersion Corporation, 50 Rio Robles, San Jose, California 95134.

What is householding?

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to our Corporate Secretary, Immersion Corporation, 50 Rio Robles, San Jose, California 95134.

Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare, to request that only a single copy of the proxy statement be mailed in the future.

Contact Computershare by phone at (888) 265-3747 or by mail at 250 Royall Street, Canton, Massachusetts 02021.

Beneficial owners should contact their broker or bank.

ELECTION OF DIRECTORS (PROPOSAL 1)

The Board of Directors of Immersion Corporation (the “Board of Directors” or the “Board”) is elected by the stockholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting our business.

Election Process

Pursuant to our previous Amended and Restated Certificate of Incorporation, our Board membership was divided into three classes — Class I, II, and III directors. Beginning in 2018, each director nominated for election is elected for a one-year term of office. The Board will become declassified as of the date of the 2020 Annual Meeting. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. In accordance with our Amended and Restated Certificate of Incorporation, the Class I and the Class II directors will be elected at this 2019 Annual Meeting, the Class I, Class II and Class III directors will be elected at the annual meeting of stockholders in 2020.  If a quorum is present and voting, the nominees for Class I and Class II directors receiving the greatest number of votes will be elected as director.  Any votes withheld and broker non-votes have no effect on the vote.

Nomination of Directors

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders, upon the recommendation of the Nominating and Corporate Governance Committee or the independent members of the Board.  The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership. The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, which are described in further detail below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate our success and represent stockholder interests through sound judgment.

The Nominating and Corporate Governance Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Nominating and Corporate Governance Committee may use the services of consultants or a search firm. The Nominating and Corporate Governance Committee will consider recommendations by our stockholders of qualified director candidates for possible nomination by the Board. Stockholders may recommend qualified director candidates by writing to our Corporate Secretary at Immersion Corporation, 50 Rio Robles, San Jose, California 95134. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate or request additional information from the candidate. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by stockholders. Our Bylaws permit persons to be nominated as directors directly by stockholders if certain timing, information and other requirements are met.

In order for a stockholder to nominate a director or directors, the stockholder must submit the proposal to nominate in writing to our Corporate Secretary on or before January 2, 2020.  If we increase the number of directors to be elected at our 2020 Annual Meeting of Stockholders and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by December 23, 2019, we must receive nominations (but only from a stockholder who had previously submitted in proper form a timely director nomination notice by January 2, 2020 for any new positions created by such increase no later than the close of business on the 10th day following the day on which such public announcement is made.  Nominations must be submitted in accordance with our Bylaws and should be sent to our Corporate Secretary, Immersion Corporation, 50 Rio Robles, San Jose, California 95134.

Qualifications of Directors and Nominees

When evaluating potential director nominees, the Nominating and Corporate Governance Committee considers each individual’s professional expertise and educational background in addition to the individual’s general qualifications. The Nominating and Corporate Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities and oversee our business consistent with its fiduciary duty to stockholders.

The Nominating and Corporate Governance Committee communicates with the Board to identify backgrounds, qualifications, professional experiences, and areas of expertise that impact our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

•

Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board;

•	Shareholder alignment, which helps to ensure the Board protects the best interests of our shareholders;
•

Operating experience as current or former executives, which gives directors specific insight, and expertise that will foster active participation in the development of our business strategy and provide the appropriate tools for overseeing the implementation of our operating plan;

•	Industry knowledge, especially in our key markets of mobile devices, gaming, VR/AR and automotive, which is vital in understanding and reviewing our strategy;
•

Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

•	Accounting and financial expertise, which enables directors to analyze our financial statements and oversee our accounting and financial reporting processes; and
•	Technology licensing and IP monetization experience, which is an important component of our business plans.

The following table highlights each director’s or director nominee’s specific skills, knowledge and experience.  A particular director may possess other skills, knowledge or experience even though they are not indicated below.

Director	Industry	Operating	Leadership	Accounting and Financial	Public Company Board/ Corporate Governance	Technology Licensing and IP Monetization
Sumit Agarwal	✓	✓	✓	✓		✓
Sid Ganis	✓	✓	✓		✓
Ramzi Haidamus	✓	✓	✓			✓
Sharon Holt	✓	✓	✓		✓	✓
David Sugishita	✓	✓	✓	✓	✓
Jonathan Visbal	✓	✓	✓

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

2019 Nominees for Director

Our Board’s nominees for election at the Annual Meeting are Sumit Agarwal, Sid Ganis, Ramzi Haidamus, David Sugishita, and Jonathan Visbal.  If elected, these nominees will hold office until the 2020 Annual Meeting of Stockholders and until his successor is elected and qualified.  Mr. Lacey and Mr. Traub who have served as directors since 2018, and Mr. Veschi, who has served as a director since 2014, will not stand for re-election.

We have no reason to believe that the nominees listed above will be unable or unwilling to serve if elected. However, if any of these nominees should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.  Given the recent departure of our Chief Financial Officer, and given Mr. Sugishita’s long experience and familiarity with our finance operations, Mr. Sugishita has informed the Board of his willingness to stand for re-election and is willing to serve his full term or to resign if he is elected and the Board has appointed another independent director with requisite financial expertise before the end of his full term.  The Board believes that the nominees’ qualifications, skills and experiences would contribute to an effective and well-functioning Board.

Included in each nominee’s biography below is an assessment of his specific qualifications, attributes, skills, and experience based on the qualifications described above.

There are no family relationships between the nominees, or any directors, or any of our executive officers.

Nominees for Directors – To Be Elected for a Term Expiring in 2020

Sumit Agarwal

Age: 43

Education: BS in Chemical Engineering from Massachusetts Institute of Technology; Masters from Air Force Academy (Air University)

Professional Experience:  Mr. Agarwal has served since 2011 as Co-Founder and Chief Operating Officer of Shape Security, a security company defending consumer brands in the Fortune 500 from internet fraud and cyber-attacks.  From 2010 to 2011 Mr. Agarwal was with the US Department of Defense where he served as Deputy Assistant to the Secretary of Defense as well as Senior Advisor for Cyber Innovation.  From 2003 to 2009 Mr. Agarwal was at Google LLC where he held several product management roles including Head of Mobile Product Management, North America.

Director Qualifications: Mr. Agarwal brings to the Board many years of experience in product management which will be invaluable as we begin to focus more of our efforts on delivering technological solutions to our customers.

Sid Ganis

Age: 79

Education: Brooklyn College

Professional Experience:  Mr. Ganis is the owner of the independent production company Out of the Blue Entertainment, which he founded in 1996.  Mr. Ganis is also the Co-Founder and Chairman of Jiaflix Enterprises, a U.S. company that works with entertainment owns to monetize their assets in Asia.  He served on the board of directors of Marvel Entertainment, an entertainment company, until its sale to The Walt Disney Company in 2009.  In addition, Mr. Ganis has previously held various global corporate and strategic positions at Sony Pictures Entertainment, including as President of Worldwide Marketing for Columbia TriStar, Vice Chairman of Columbia Pictures, and President of Marketing and Distribution for Columbia Pictures, as well as key posts at Lucasfilm, Warner Bros., Paramount, and Twentieth Century Fox. Currently Mr. Ganis is Vice President of the Academy of Motion Picture Arts and Sciences where he previously served as President and is the Honorary Chairman at Wuxi Studios near Shanghai.

Director Qualifications: Mr. Ganis brings to the Board decades of valuable marketing and branding experience which will be critical to our strategy going forward as we look to rebrand as a technology deliverer.

Ramzi Haidamus

Director and Chief Executive Officer since 2019

Age:  55

Board Committee: None

Education: B.S. and M.S. in Electrical Engineering from the University of the Pacific

Professional Experience: Mr. Haidamus has substantial leadership, strategic planning and business development experience in technology and IP monetization. Previously, he was president of Nokia Technologies group from September 2014 to October 2016, where he led the growth of the existing patent licensing division and the formation of its digital media, digital health and brand licensing divisions. From 1996 to March 2014, Mr. Haidamus held numerous positions at Dolby Laboratories, Inc. (NYSE:  DLB), an audio, visual and voice technologies company, including serving as Executive Vice President, Marketing and Business Development and Executive Vice President, Sales and Marketing. From 2002 to 2006, he was also the founder, CEO, and President of Via Licensing Corp., a patent pool licensor. From October 2017 to January 2019, he served as Chairman of the Advisory Board of UKL Tech Hub Accelerator, and since August 2018, he served as a member of the Advisory Board of Keyssa, a secure high-speed data transfer developer.

Director Qualifications:  Mr. Haidamus is our Chief Executive Officer and brings more than 20 years of experience in the technology and IP monetization space, including and executive positions at Nokia Technologies and Via Licensing Corp.

David Sugishita

Director since 2010

Age: 71

Board Committees: Audit (Chair), Compensation

Education: B.S. in Finance from San Jose State University and an M.B.A from Santa Clara University

Professional Experience: Mr. Sugishita served as the non-executive Chairman of the Board of Atmel Corporation from August 2006 to April 2016, and served as a director of Atmel from February 2004 to April 2016. In addition, Mr. Sugishita was Chairman of the Audit Committee of Atmel. Previously he served on the board of directors of Micro Component Technology, Inc. from 1994 to 2009, Magma Design Automation from 2010 to 2011, and Ditech Networks, Inc. from 2003 to 2012. Mr. Sugishita is retired and previously held various senior financial management positions with SONICblue Inc. (EVP/CFO), RightWorks (EVP/CFO), Synopsys (SVP/CFO), Actel (SVP/CFO), Micro Component Technology (SVP/CFO), Applied Materials (VP/ Corporate Controller) National Semiconductor (VP/Finance), Fairchild Camera & Instrument (Controller) and Intersil (Controller) during the past 40 years.

Director Qualifications: Mr. Sugishita brings to the Board over two decades of experience as a financial executive officer and member of the boards of directors of public high technology companies, specifically in the semiconductor industry, which is an important vertical market for our company. Additionally, Mr. Sugishita brings many years of service on public company boards, including as chairman, and service on audit and nomination and corporate governance committees.  Mr. Sugishita’s experience is invaluable in helping us to continue to provide strong financial oversight at the Board level.

Jonathan Visbal

Age: 61

Education: MBA, Stanford Graduate School of Business; BA, University of Colorado

Professional Experience:  Since January, 2018, Mr. Visbal has served as Chairman of the Board of Trustees for World Affairs Council in San Francisco, California. From 1999 to September 2018 he served as a leadership advisor and executive recruiter at Spencer Stuart where he specialized in senior-level assignments in the technology and communications arena, with a concentration on the globalization of businesses via new technologies. His assignments spanned the functions of board director, CEO, and senior executive management. He has served as a member of Spencer Stuart’s board of directors and as the leader of the firm’s global Technology, Communications, & Media Practice as well as the Silicon Valley, San Francisco, and Seattle offices

Prior to joining Spencer Stuart, he held the role of vice president of international business development at Lucent Technologies. Jonathan also worked at Octel Communications for 10 years in a variety of sales and marketing positions, including as vice president of marketing, director of European telecom sales, and group product manager. He was one of the founders of the company’s Europe, Middle East and Africa operations in London. He began his career in telecommunications with AT&T and Pacific Telesis International.

Director Qualifications: Mr. Visbal brings to the Board years of experience in recruiting which will be critical to our success going forward as well as broad industry, leadership and operational skills.

The Board of Directors recommends a vote FOR the election of Messrs. Agarwal, Ganis, Haidamus, Sugishita, and Visbal, as directors.

Director Serving for a Term Expiring at the 2020 Annual Meeting of Stockholders (Class III Director)

Sharon Holt

Director since 2016 and Chairman of the Board since 2018

Age: 54

Board Committee: Compensation (Chair), Audit

Education: BSEE from Virginia Polytechnic Institute and State University

Professional Experience: Since 2016, Ms. Holt has served as a Principal at Fraser Stuart Ventures, LLC, a private investment and advisory firm.  Since 2012 she has served as an advisor to several technology companies, including Analogix Semiconductor, a semiconductor designer and manufacturer, Lumileds, a developer and manufacturer of LED solutions, Kandou Bus., S.A., a technology development and licensing company, and Mgestyk Technologies, a developer and licensor of gesture control technology.  Ms. Holt was a senior executive at Rambus Inc., a leading technology development and licensing company, from 2004 to 2012 where she served as Senior Vice President of Sales, Licensing and Marketing, and Senior Vice President and General Manager of the Semiconductor Business Group.  From 1999 to 2004, Ms. Holt was an executive at Agilent Technologies (“Agilent”) in the Semiconductor Products Group (now Broadcom), where her last position was Vice President & General Manager of Americas Field Operations, overseeing sales and technical support operations for the semiconductor business, including ASICs, ASSPs, optical and wireless ICs. Prior to that, she ran sales operations focused on Agilent’s largest global customers. From 1986 to 1999, Ms. Holt worked at HP in Applications Engineering, Sales, and Distribution Channel Management for the Semiconductor Products Group.

Director Qualifications:  Ms. Holt brings more than 30 years of experience in the semiconductor industry and has a proven track record of developing business and partnerships with market-leading technology companies. Her experience advising technology companies looking to optimize their intellectual property and licensing business strategy, customer engagements, and strategic partnerships makes her an ideal advisor to Immersion in putting its business and licensing strategies into practice.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services.  Under the Compensation Committee charter, the Compensation Committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation.  In 2018 the Compensation Committee engaged Compensia in its review and analysis. Directors who also serve as our employees do not receive payment for services as directors.

2018 Annual Compensation

Cash Compensation

In 2018, non-employee directors each received an annual retainer fee of $25,000, typically paid in quarterly installments on the date of each quarterly Board meeting. In addition, the Chairman of our Board received an additional retainer fee of $20,000. The Chairman of our Audit Committee received a $10,000 annual committee fee, the Chairman of our Compensation Committee received an $8,000 annual committee fee, and the Chairman of our Nominating and Corporate Governance Committee received a $3,000 annual committee fee. The other members of our Audit and Compensation Committees each received a $3,000 annual committee fee and the other members of our Nominating and Corporate Governance Committee each received a $2,000 annual committee fee. These annual committee fees are typically paid in quarterly installments on the date of the quarterly Board meetings. Fees for partial year service are pro-rated. Directors are entitled to reimbursement of reasonable travel expenses they incur in connection with attending Board and committee meetings.

In 2019, the Board revised the annual committee fee for the Chairman of our Audit Committee from $10,000 to $14,000.

Equity Compensation

At the beginning of 2018 our policy was to grant non-employee directors an option to purchase 40,000 shares of our common stock upon joining the Board.  This initial option was granted with an effective date of the 10th business day of the month following the month the director joins the Board; the exercise price per share for such option equaled the closing price per share of our common stock on The Nasdaq Global Market on such effective date.  Subject to continued service, such option vested as to 1/4th of the shares subject to the grant on the first anniversary of the date of commencement of service and 1/48th monthly thereafter.

In addition, on an annual basis, non-employee directors received a grant of restricted stock awards (“RSAs”) or a stock option having a value equal to $125,000 on the date of the annual shareholder meeting, 100% of which vested on the first anniversary of the grant date.

In August 2018, the Board of Directors changed the director equity program such that the initial equity grant made to non-employee directors is the same as the RSA annual grant made to non-employee directors.

In 2019, the Board revised the stock compensation for non-employee directors to eliminate the choice between a stock option and an RSA for annual grants such that all annual director grants are now RSAs that vest at our next annual stockholder meeting.  If a director commences service on the date of the annual stockholder meeting, the director will receive only the initial equity grant and will not be eligible for annual equity grant until the following stockholder meeting.  If a director commences service between the annual stockholder meetings, the director shall receive a prorated initial equity grant based on the number of days before the next annual stockholder meeting.

2018 Director Compensation Table

The following table sets forth information concerning the compensation earned during 2018 by each person who served as a director during the year ended December 31, 2018, except for Mr. Schlachte who did not receive any compensation for serving as director during 2018:

	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	Option Awards(3)(5)	Total
Director(1)	($)	($)	($)	($)
Sharon Holt(6)	45,000	121,806	—	166,806
Tom Lacey(7)	—	536,470	—	536,470
Daniel McCurdy(8)	27,223	—	—	27,223
Jack Saltich(9)	25,500	—	—	25,500
David Sugishita	38,000	121,806	—	159,806
Kenneth Traub(10)	14,000	—	290,520	304,520
John Veschi	31,000	121,806	—	152,806

(1)	In 2018, Mr. Lacey and Mr. Schlachte both served as interim CEO while they were serving as directors.
(2)

Consists of meeting fees for service as a member of our Board.  Fees earned by directors vary depending on the number of committees on which the director served and whether the director was Chairman of our Board or served as chair of certain committees.  See “2018 Annual Compensation” above for more information.

(3)

Represents the grant date fair value of each stock option, restricted stock unit or restricted stock award, as applicable, granted in 2018 in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For a discussion of assumptions used to calculate the FASB ASC Topic 718 grant date fair value, refer to Note 6 (Stock-based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See “2018 Annual Compensation” above for more information.

(4)

For each director, other than Mr. Lacey, the aggregate number of shares subject to RSAs outstanding on December 31, 2018 that were granted in 2018.  For Mr. Lacey the aggregate number of RSUs outstanding on December 31, 2018 that were granted in 2018.

(5)	Amount represents the aggregate number of stock options outstanding on December 31, 2018.
(6)	Ms. Holt was appointed as Chairman of the Board on August 20, 2018.
(7)

Mr. Lacey was appointed as Interim Chief Executive Officer and as director in August 2018.  Upon appointment, Mr. Lacey received an RSU award for 31,000 shares which represented 11,478 shares for service as a member of the Board and 19,522 shares for service as Interim Chief Executive Officer. In October 2018, Mr. Lacey received an additional RSU award for 20,000 shares, 10,000 shares of which would vest a year from grant should Mr. Lacey still be serving as Interim Chief Executive Officer and 10,000 shares of which would vest a year from date of grant should Mr. Lacey still be serving as a member of the Board. Mr. Lacey also received compensation for service as the Interim Chief Executive Officer as described in the Summary Compensation Table below.

(8)	Mr. McCurdy served as a director until September 2018.
(9)	Mr. Saltich served as a director until our 2018 annual stockholder meeting.
(10)

At Mr. Traub’s request, his annual cash retainer was paid directly to Raging Capital Management, LLC.  Mr. Traub received an option to purchase 40,000 shares upon joining the company with an exercise price of $15.25 and the option award value is calculated as described in Footnote 3 above.

For each director, below is the aggregate number of shares subject to Restricted Stock Awards, Restricted Stock Units, and Stock Options outstanding on December 31, 2018:

	Restricted Stock Awards Outstanding at December 31, 2018	Restricted Stock Units Outstanding at December 31, 2018	Option Awards Outstanding at December 31, 2018
Director	(#)	(#)	(#)
Sharon Holt	7,889	—	40,000
Tom Lacey	—	51,000	—
Daniel McCurdy	—	—	—
Jack Saltich	—	—	—
Carl Schlachte	—	—	—
David Sugishita	7,889	—	1,895
Kenneth Traub	—	—	40,000
John Veschi	7,889	—	92,574

CORPORATE GOVERNANCE

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust. The Board of Directors has established Corporate Governance Principles which provide a framework for our effective governance. The principles address matters such as the director responsibilities, director qualifications, determination of director independence, Board committee structure, Chief Executive Officer performance evaluation and management succession. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Principles and other governance materials as it deems necessary and appropriate.

The corporate governance section of our website makes available our corporate governance materials, including the Corporate Governance Principles, our Stock Ownership Policy, the charters for each Board committee and our Code of Business Conduct and Ethics. To access these documents on our website, www.immersion.com, click on “Investor Relations” and then “Governance.”

Board Leadership Structure

Our Board has determined that having an independent director serve as Chairman of our Board is in our best interests and those of our stockholders.  This Board structure enhances the independence of our Board from our management by ensuring a greater role for the independent directors in our oversight and active participation of the independent directors in setting agendas and establishing priorities and procedures for our Board. In addition, separating these roles allows our Chief Executive Officer to focus his efforts on running our business and managing our day-to-day operations, while allowing our Board to benefit from our Chairman’s experience in leadership roles at public companies and advising technology companies looking to optimize their intellectual property and licensing business strategy, customer engagements, and strategic partnerships. Every regular meeting of our Board includes a meeting of our independent non-executive directors without management present.

Board Leadership Structure • Chairman of the Board: Sharon Holt • Chief Executive Officer: Ramzi Haidamus • All of our non-employee directors are independent

Independence of Directors

In accordance with the standards for independence set forth in the rules of The Nasdaq Stock Market, our Board has determined that, except for Mr. Haidamus, our Chief Executive Officer, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director and is otherwise “independent” in accordance with the applicable rules of The Nasdaq Stock Market as currently in effect.

Risk Management

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities for us and our stockholders.  Consistent with our Board leadership structure, our Chief Executive Officer and other members of our executive team are responsible for the day-to-day management of risk, while our Board is responsible for ensuring that we have an appropriate culture of risk management, set the right “tone at the top,” oversee our aggregate risk profile and assist management in addressing specific risks.

Our Board exercises its oversight responsibility for risk both directly and through its standing committees.  Strategic, operational and competitive risks also are presented and discussed at our Board’s quarterly meetings, and more often as needed.  On at least an annual basis, our Board conducts a review of our long-term strategic plans and members of our executive team report on our top risks and the steps management has taken or will take to mitigate these risks.  On a regular basis between Board meetings, our Chief Executive Officer provides updates to the Board on the critical issues we face and recent developments in our principal markets.

Risk Management

•    Our Board oversees risk management.

•    Our Board and standing committees spend a portion of their time reviewing and discussing specific risk topics.

•    Company management is charged with managing risk through internal processes and controls.

Our Audit Committee is responsible for reviewing our risk management framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with our full Board and its committees. Our Audit Committee meets regularly with our Chief Financial Officer, our independent auditor, our General Counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, and our risk management framework and programs. Other responsibilities include at least annually reviewing the implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. Our Audit Committee meets regularly in separate executive sessions with the independent auditor, as well as with Audit Committee members only, to facilitate a full and candid discussion of risk and other issues.

Our Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. Our Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans. For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section of this proxy statement entitled “Compensation Discussion and Analysis—Risk Assessment of Compensation Programs.”

Our Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, director independence, and our corporate governance profile and ratings. Our Nominating and Corporate Governance Committee also is actively engaged in overseeing risks associated with succession planning for our Board and management.

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Each year, the Nominating and Corporate Governance Committee meets with our Vice President, Human Resources and other executives to discuss management succession planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer.  In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support our long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

Board and Committee Self-Evaluations

Each year, the Nominating and Corporate Governance Committee oversees the self-evaluation process of the Board, committees and Chairman.  The process is conducted using a detailed questionnaire which (a) provides for quantitative ratings in key area and (b) seeks subjective comment in each of these areas.

Company Policies

Our Board has adopted several policies governing directors, employees, and/or officers: i) Code of Business Conduct and Ethics that outlines the principles of legal and ethical business conduct; ii) Stock Ownership Policy, which requires our executives and non-employee directors to have a direct ownership in Immersion’s common stock; iii) Insider Trading Policy, which outlines the procedures and guidelines governing securities trades by our employees; and iv) Immersion Environmental and Social Policy.

The Code of Business Conduct and Ethics is applicable to all of our directors, employees, and officers and is available on our website at https://ir.immersion.com/corporate-governance.  Any substantive amendment or waiver of this policy may be made only by our Board upon a recommendation of the Audit Committee and, as required by applicable SEC rules, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by disclosing such information on our website.

The Stock Ownership Policy is applicable to our executives and non-employee directors and is available on our website at https://ir.immersion.com/corporate-governance.  This policy requires that these individuals hold stock equal in value to, in the case of our CEO and non-employee directors, three times, and our other executives, one times, the amount of their annual cash retainer/base salary.  This is calculated once a year and there is a five-year period in which to comply.  If it is determined that a particular person does not comply with the policy, the individual will be notified and will be required to retain 50% of the net shares received as a result of any exercise, vesting or payment of any equity awards until he or she becomes compliant.

The Insider Trading Policy applies to all of our current and former employees, directors, independent contractors, agents and consultants.  The Insider Trading Policy prohibits short sales, hedging or pledging of stock by employees, officers or directors.

In addition, the Board recently adopted the Immersion Environmental and Social Policy which can be found on our website at https://ir.immersion.com/corporate-governance/environmental-and-social-policy.

Communications by Stockholders with Directors

Stockholders may communicate with any and all directors by transmitting correspondence by mail, facsimile, or e-mail, addressed as follows: Board or individual director, c/o Corporate Secretary, Immersion Corporation, 50 Rio Robles, San Jose, California 95134; Fax: (408) 350-7994; E-mail Address: corporate.secretary@immersion.com. Our Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s).  The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Board Meetings and Committees of the Board

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time.  The Board met twenty-seven times during 2018.  Each director attended at least 75% of the meetings of the Board and of any committees of the Board on which he serves.  The total number of meetings held by each committee is set forth below under “Committees of the Board.”

We make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. All directors are encouraged to attend the annual meeting of stockholders.  Five of our directors attended our 2018 annual meeting of stockholders.

Executive Sessions of the Board

The non-executive members of our Board and all committees of our Board meet in executive session without management present at each regularly scheduled in-person Board and committee meeting.

Committees of the Board

The Board has a separately-designated standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

The Board has also adopted a written charter for each of the Board committees.  Each charter is available on our website at https://ir.immersion.com/corporate-governance.

In each case, our Board has delegated the responsibilities set forth below to the respective committee; however, our Board may from time to time, perform the duties itself.

The table below provides current membership (M) and chairmanship (C) information for each standing committee.

Name	Audit	Compensation	Nominating and Corporate Governance
Sharon Holt	M	C
Ramzi Haidamus
Tom Lacey			M
David Sugishita	C	M
John Veschi	M		M
Kenneth Traub		M	C

Audit Committee and Audit Committee Financial Expert

Members:	David Sugishita (Chairman) Sharon Holt John Veschi
Number of Meetings in Fiscal Year 2018:	8
Independence:

Our Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of The Nasdaq Stock Market and the SEC for Audit Committee membership.

Financial Expert:

Our Board has determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq Stock Market and SEC rules and that in accordance with section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Sugishita, is an “audit committee financial expert,” as defined in the rules of the SEC.

Responsibilities:

Our Audit Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:

•    retaining our independent registered public accounting firm;

•    reviewing the scope of audit and pre-approving permissible non-audit services by our independent registered public accounting firm;

•    reviewing the accounting principles and auditing practices and procedures to be used for our financial statements;

•    reviewing the results of the audits of our financial statements;

•    reviewing risk management framework and programs; and

•    reviewing related party transactions.

Compensation Committee

Members:	Sharon Holt (Chairman) David Sugishita Kenneth Traub
Number of Meetings in Fiscal Year 2018:	6
Independence:

Our Board has determined that each member of the Compensation Committee meets the independence criteria set forth in the applicable Nasdaq Stock Market rules, is a “non-employee director,” as defined in Rule 16b-3 under Section 16 of the Exchange Act.

Responsibilities:

Our Compensation Committee provides assistance to our Board in various matters, including with respect to the following:

•    overseeing our general compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for management and employees and properly aligning executive compensation with stockholder interests and business performance;

•    making recommendations to the Board with respect to and administration of our equity-based compensation plans, including our equity incentive plans and employee stock purchase plan;

•    reviewing and approving compensation packages for our executive officers;

•    reviewing and approving employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and

•    reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board.

Other than the delegation to the Chief Executive Officer of the authority to grant awards under certain equity plans pursuant to guidelines set by the Board, our Compensation Committee has not delegated any of its duties under its charter. The Compensation Committee may, however, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee.

Nominating and Corporate Governance Committee

Members:	Kenneth Traub (Chairman) Tom Lacey John Veschi
Number of Meetings in Fiscal Year 2018:	8
Independence:	Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the criteria for independent Board members set forth in the applicable Nasdaq Stock Market rules.
Responsibilities:

Our Nominating and Corporate Governance Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:

•    identifying, evaluating and recommending candidates for Board positions to our Board and recommending to our Board policies on Board and committee composition and criteria for Board membership;

•    recommending to our Board, and reviewing on a periodic basis, our succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of our Chief Executive Officer;

•    periodically reviewing policies and the compliance of senior executives with respect to these policies;

•    reviewing our compliance with corporate governance listing requirements of The Nasdaq Stock Market; and

•    assisting our Board in developing criteria for the annual evaluation of our Chief Executive Officer, director and committee performance.

RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of any related party transactions.  Review of any related party transaction would include reviewing each such transaction for potential conflicts of interests and other improprieties. Except as described in “Director Compensation” above and “Executive Compensation” below, since January 1, 2018, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which we are or were a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any of the immediate family members of such persons, had or will have a direct or indirect material interest.

In addition to indemnification provisions in our Bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by us or in our right, arising out of their services as our director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

OWNERSHIP OF OUR EQUITY SECURITIES

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Immersion Corporation common stock by each director, each director nominee, each individual named in the 2018 Summary Compensation Table on page 41, and our directors, director nominees and executive officers as a group, all as of April 10, 2019. Unless otherwise noted, voting power and investment power in Immersion Corporation common stock are held solely by the named person.  The address of each of the individuals named below is c/o Immersion Corporation, 50 Rio Robles, San Jose, California 95134.

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	(1)	Additional Information
Sharon Holt	47,194	*		Includes 28,333 shares that may be acquired upon exercise of options on or before June 9, 2019.
Nancy Erba	67,093	*		—
Ramzi Haidamus	—	*		Includes 0 shares that may be acquired upon exercise of options on or before June 9, 2019.
Anne Marie Peters	296,033	*		Includes 188,978 shares that may be acquired upon exercise of options on or before June 9, 2019.
Carl Schlachte	27,886	*		—
Tom Lacey	37,000	*		—
David Sugishita	36,147	*		Includes 1,895 shares that may be acquired upon exercise of options on or before June 9, 2019.
Kenneth Traub	17,889	*		—
John Veschi	119,848	*		Includes 92,574 shares that may be acquired upon exercise of options on or before June 9, 2019.
All directors, director nominees and executive officers as a group (9 persons)	649,090	1.75%		Includes 311,780 shares that may be acquired upon exercise of options on or before June 9, 2019.

*	Less than 1% of issued and outstanding shares of Immersion Corporation common stock.
(1)

Calculated on the basis of 31,552,886 shares of common stock outstanding as of April 10, 2019, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after April 10, 2019 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage of beneficial ownership.

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the issued and outstanding Immersion Corporation common stock. Unless otherwise noted, to our knowledge, voting power and investment power in Immersion Corporation common stock are held solely by the named entity.

Name and Address	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	(1)	Additional Information
Raging Capital Management, LLC Ten Princeton Ave., P.O. Box 228 Rocky Hill, NJ 08553	4,779,346	15.15%		Based solely on a Schedule 13D filed with the SEC on February 28, 2019, Raging Capital Management LLC and William C. Martin have shared voting power with respect to 4,779,346 shares.
Viex Capital Advisors, LLC 825 Third Ave., 33rd Floor NY, NY 10022	1,878,234	5.95%

Based solely on a Schedule 13G filed with the SEC

on March 29, 2019, Eric Singer, Viex Capital

Advisors, LLC, Viex Opportunities Fund, LP – Series

One and Viex GP, LLC have shared voting and

dispositive power with respect to 899,602 shares.

Eric Singer, Viex Capital Advisors, LLC, Viex Special

Opportunities Fund II, LP and Viex Special

Opportunities GP II, LLC have shared voting

and dispositive power with respect to 978,632 shares

BlackRock, Inc. 55 East 52nd St. NY, NY 10055	1,868,241	5.29%

Based solely on a Schedule 13G/A filed with the SEC

on February 4, 2019, Blackrock Inc. has the sole

voting power with respect to 1,825,290 shares and

the sole dispositive power as to 1,868,241 shares.

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,780,321	5.64%

Based solely on a Schedule 13G filed with the SEC

on February 11, 2019, The Vanguard Group has the

sole dispositive power with respect to 1,728,924

shares and the shared dispositive power as to 51,397

shares with Vanguard Fiduciary Trust Company.

(1)	Calculated on the basis of 31,552,886 shares of common stock outstanding as of April 10, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC.  These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our officers, directors, and persons who beneficially own more than 10% of our common stock were complied with during the fiscal year ended December 31, 2018.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we summarize our objectives regarding the compensation of our named executive officers, including how we determine the elements and amounts of their compensation. Included below are discussions regarding how our executive compensation program ties to our strategic goals and objectives and supports stockholder value creation.  Specifically, we will discuss our compensation philosophy, our compensation approach, our compensation determinations and our policies and practices related to executive compensation. Our executive compensation program reflects a commitment to:

•	align compensation with our annual and long-term business objectives and performance;
•	enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success;
•	motivate our executive officers to enhance long-term stockholder value; and
•	position us competitively among the companies against which we recruit and compete for talent.

Our named executive officers for fiscal 2018 were as follows:

Name	Title
Tom Lacey(1)	Former Interim Chief Executive Officer
Carl Schlachte(2)	Former Interim Chief Executive Officer
Nancy Erba(3)	Former Chief Financial Officer
Anne Marie Peters	General Counsel and Senior Vice President, IP Licensing and Legal Affairs and Interim Chief Financial Officer

(1)	Mr. Lacey held the position of Interim Chief Executive Officer between August 21, 2018 to January 21, 2019.
(2)	Mr. Schlachte held the position of Interim Chief Executive Officer between November 29, 2017 to August 16, 2018.
(3)	Ms. Erba resigned as Chief Financial Officer effective March 14, 2019 at which time Ms. Peters was appointed Interim Chief Financial Officer.

Executive Summary

The past year was a transitional, pivotal time for Immersion. We have had change at top of the organization as we searched for a new Chief Executive Officer, who began employment with us in early 2019. With this stabilization in leadership, we believe we are well positioned for the future. We have opportunity for our talented team to capitalize on our intellectual property assets and lead the widespread adoption of touch feedback and related technologies in a broad array of products and markets.

As will be shown throughout this CD&A, the Board and Compensation Committee made difficult compensation-related decisions in this transitional year.  We believe that the decisions made were not only appropriate for our circumstances but also have enabled Immersion to stabilize and retain a talented management team to lead our growth going forward.

2018 Company and Chief Executive Officer Transition

Much of the past year involved managerial transitions and a search for stable leadership. This began in November 2017, when we announced the departure of our long-time Chief Executive Officer, Victor Viegas, and subsequently appointed our Chairman of the Board, Carl Schlachte, as Interim Chief Executive Officer. We immediately commenced a search to recruit a Chief Executive Officer.

In December 2017, we also implemented a reduction in force of approximately 41% of our employee base. In February 2018, the Board determined, in light of the CEO transition and search process, resulting management uncertainty, and the significant reduction in force and the increased responsibilities of the remaining executive officers, to implement a retention program for its named executive officers, including Mr. Schlachte, in the form of restricted stock units that would cliff-vest after one year.

In August 2018, the Board informed Mr. Schlachte that he would not be hired as our Chief Executive Officer and on August 16, 2018, Mr. Schlachte resigned as Interim Chief Executive Officer and as Chairman of the Board.

On August 21, 2018, the Board appointed Tom Lacey as Interim Chief Executive Officer and as a director. When the Board appointed Mr. Lacey as Interim Chief Executive Officer, both the Board and Mr. Lacey intended for this appointment to be short term as we continued our search for a Chief Executive Officer.

In December 2018, the Board concluded its search process for a Chief Executive Officer and entered into an employment agreement with Mr. Ramzi Haidamus pursuant to which Mr. Haidamus would serve as our Chief Executive Officer commencing in January 2019.

Overview of our Executive Compensation Program.

In determining the compensation of our named executive officers, the Compensation Committee evaluates various factors, including the following:

•	our overall business and financial performance;
•	how our compensation program can drive our strategic goals and support stockholder value creation;
•	the individual’s performance, experience and skills;
•	compensation previously paid or awarded to the individual; and
•

competitive market data for similar positions based on an analysis consisting of a blend of data from our compensation peer group and the technology survey data from Radford Associates, a unit of Aon Consulting.

The Compensation Committee has established an executive compensation program that consists of three principal elements: base salary, short term cash incentive awards under our executive incentive plan (“EIP”) and long-term equity-based incentive awards (“LTI”). The Compensation Committee believes that by allocating compensation among these elements our overall executive compensation program appropriately balances compensation-related risk and the desire to focus our named executive officers on specific short-term and long-term goals important to our overall success.

Base Salary	Base salaries are fixed pay set with consideration of responsibilities, market data and individual contribution, in order to attract and retain talented executives.
Annual Cash Incentives

Annual cash incentives are intended to motivate and reward our executives for the achievement of corporate and individual objectives. For 2018, corporate goals were based on Revenue and non-GAAP Net Income.

Long-Term Equity Incentives

Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our top executive talent. In 2018, equity awards were delivered as stock options and RSUs.

Executive Compensation Governance Policies and Practices

In designing our executive compensation program, we have implemented policies and practices to create alignment with our stockholders and that support our commitment to good corporate governance as follows:

•

Clawback Policy. We have the authority to require repayment of certain annual cash incentives in instances of fraudulent activity and/or misstated financials or otherwise inaccurate financial reporting.

•

No Tax Gross-Ups. Tax gross-ups are not provided to our executive officers for personal expenses or if excise taxes are incurred following a qualifying termination of employment in connection with a change in control of the Company.

•

Independent Compensation Consultant.  The Compensation Committee has engaged Compensia, Inc. (“Compensia”) to act as its independent compensation consultant. Compensia provides services only to the Compensation Committee and provided no other services to us during fiscal 2018.

•

Stock Ownership Guidelines. We have established stock ownership guidelines to further align our executive officers’ interests with those of our stockholders. The guidelines require our executive officers to acquire and hold shares of our common stock having a value equal to three, in the case of our CEO, and one, in the case of our other executive officers, times their base salary divided by the average closing price for the 12-month period ending on September 30.

•	Capped Award Payouts. We set maximum award levels on our executive cash incentive plans.
•	No Repricing of Underwater Options. Repricing of stock options is expressly prohibited by our equity incentive plan without the approval of our stockholders.
•	No Executive Pension Benefits. Named executive officers participate in the same defined contribution retirement plans as our other employees.

The Compensation Committee believes that the policies and practices described above clearly demonstrate our commitment to, and consistent execution of, an effective performance-oriented executive compensation program.

2018 Say on Pay Vote

At the annual meeting of our stockholders held in June 2018, approximately 69% of the total stockholders’ votes cast were voted in favor of the fiscal 2017 compensation of our named executive officers. We routinely have discussions with our largest shareholders regarding many topics, which include discussions related to our compensation strategies.  As a result of such conversations, upon the hiring of our Chief Executive Officer in early 2019, we undertook to ensure that his compensation package was heavily weighted to performance-based compensation. Half of his total potential cash compensation is delivered in the form of a target bonus under our performance-based Executive Incentive Plan and a significant portion of his total direct compensation was delivered in the form of equity incentives.

Compensation Philosophy

The primary objective of our executive compensation program is to align compensation with our overall business goals and stockholder interests. Our compensation objective is to attract and retain top tier executive talent capable of managing in a dynamic business environment and motivate them to achieve above-market performance with a long-term view in creating stockholder value. To this end, our executive compensation philosophy reflects:

•	a pay-for-performance model that delivers a significant portion of an executive’s total cash compensation based on overall Company and individual performance;
•	an emphasis on long-term equity-based incentive awards that link a meaningful portion of executive compensation to the appreciation in value of our common stock; and
•	evaluation of our pay levels and compensation practices against a peer group that is reasonable and appropriate for our Company.

Although the Compensation Committee has not established a fixed policy for the allocation between cash and equity compensation or short-term and long-term compensation, the Compensation Committee, as part of its evaluation of the compensation of our executive officers, reviews not only the individual elements of compensation, but also total compensation.

Compensation Determination Process

Role of Compensation Committee

The Compensation Committee reviews and recommends to the Board for approval all compensation programs (including equity compensation) applicable to our named executive officers and directors, our overall strategy for employee compensation, and the specific compensation of our Chief Executive Officer.

The Compensation Committee approves the compensation of all other executive officers. The Compensation Committee has the sole authority to select, retain, and terminate special counsel and other experts (including compensation consultants), as it deems appropriate.

Role of Chief Executive Officer in Compensation Decisions

While the Compensation Committee determines our overall compensation philosophy, our Board sets the compensation for our Chief Executive Officer. Our Chief Executive Officer also provides our Board and the Compensation Committee with his perspective on the performance of our named executive officers as part of the determination of the individual portion payable under the executive incentive plans (as described below) and the annual personnel review as well as a self-assessment of his own performance.  Our Chief Executive Officer is not present during discussions by the Compensation Committee or our

Board relating to his own compensation. Our Chief Executive Officer recommends to the Compensation Committee specific compensation amounts for named executive officers other than himself, and the Compensation Committee considers those recommendations and the information provided by its compensation consultant concerning peer group comparisons and industry trends when making its compensation decisions.  Our Chief Executive Officer, Vice President of Human Resources, and General Counsel regularly attend portions of the Compensation Committee’s meetings to provide perspectives on the competitive landscape and the needs of the business, information regarding our performance, and technical advice.  Members of the Compensation Committee also participate in our Board’s annual review of the Chief Executive Officer’s performance and its setting of annual performance goals, in each case led by our independent Chairman of the Board or previously our Lead Independent Director.

Role of the Compensation Consultant

The Compensation Committee uses a compensation consultant primarily to provide input on compensation trends and developments and to assist with the analysis of competitive executive compensation levels and trends. The compensation consultant also provides a valuable outside perspective on executive compensation practices.

In establishing executive compensation for fiscal 2018, the Compensation Committee engaged Compensia to serve as its compensation consultant. During fiscal 2018, Compensia advised the Compensation Committee on executive compensation matters, including performing an executive compensation assessment, a peer group review and development, the structure of our compensation program, risk mitigation, advice on CEO and Interim CEO compensation and disclosure about executive compensation.   Compensia was engaged directly by the Compensation Committee and does not provide any other unrelated products or services to us. Based on its review of the factors set forth in the Nasdaq listing standards, the Compensation Committee has determined that the work performed by Compensia during fiscal year 2018 did not raise a conflict of interest.

Peer Group and Competitive Positioning

In performing the executive compensation assessment for our first Interim Chief Executive Officer and Chief Financial Officer, Compensia used market data that reflected a 50/50 blend of (1) compensation data from the peer group below and (2) national Radford technology survey data for companies with $50 to $200 million in revenues.  In performing the executive compensation assessment for all other executive officers, Compensia used the national Radford technology survey data for companies with $50 to $200 million in revenues. Compensia also reviewed for all executive officers the same blend using Bay Area Radford technology survey data.

The companies comprising the peer group used by Compensia to aid in evaluating the compensation of our executive officers for 2018 were:

Acacia Research (new)	CyberOptics (new)	Datawatch (new)
Digimarc	Finjan Holdings (new)	Intermolecular
Kopin	LightPath Technologies (new)	Mesa Laboratories
NVE	PDF Solutions	Pendrell (new)
Pixelworks (new)	SeaChange International

In determining the peer group for 2018, the Compensation Committee reviewed the peer group used in fiscal 2017 against the objective criteria used for selecting peers in 2017 including companies in the IP licensing, semiconductor, electrical equipment and application software industries with revenues that were approximately one-half to three times our estimated revenues for 2018 and market capitalizations equal to approximately one-half to three times our market capitalization The following companies were deleted from the peer group in 2018: CEVA, Inc., DSP Group, and Wi-LAN.

While the Compensation Committee believes that comparisons to competitive market data are a useful tool, it does not believe that it is appropriate to establish executive compensation levels based solely on a comparison to market data. Due to the variations between companies’ reporting and the roles for which compensation for these companies is ultimately disclosed, directly comparable information is not available from each peer group company with respect to each of our named executive officers. In considering market compensation data, the Compensation Committee recognizes that executives at different companies can play significantly different roles, with different responsibilities and scopes of work, even though they may hold similar titles or nominal positions. The Compensation Committee therefore uses the competitive market data as a starting point while also considering subjective factors such as experience, skills, competencies and performance.

Elements of Compensation

Our named executive officers’ total compensation includes base salary, short term cash incentive awards under our executive incentive plan (other than for our Interim Chief Executive Officers), and long-term equity incentive compensation.

Element	Objectives	Key Features
Base Salary	• To provide a fixed level of cash compensation to attract and retain executive officers, and reward demonstrated experience, skills and competencies relative to the market value of the job.	• Adjustments are considered annually based on individual performance, level of pay relative to market and internal pay equity.
Short-Term Cash Incentive Awards	• Rewards annual corporate and individual performance. • Aligns compensation with performance against the board-approved annual operating plan.

•     Short-term cash incentive payments are based on financial and individual performance

•     For 2018, financial measures were:

O  Revenue

O  Non-GAAP Net Income

•     Earned annual incentive awards can vary from 0% to 216% of the target amount for our CEO and 0% to 204% for all named executive officers.

Long-Term Incentive Awards (Equity Awards)

•     Aligns named executive officers’ interests with long-term stockholder interests by linking part of executive compensation to stock price performance.

•     Provides opportunities for wealth creation and ownership which promotes retention and enables us to attract and motivate our named executive officers.

•     Provides a retention vehicle through multi-year vesting of equity granted and multi-year performance periods.

•     Uses different equity types, including stock options and restricted stock unit (“RSU”) awards to balance stockholder interests and retention.

•     Long-term equity awards generally vest in increments over three years for RSUs or four years for stock options.

Base Salary

In determining base salaries for our named executive officers, the Compensation Committee considered the market data for executives serving in similar positions, as well as individual performance, experience and skills.

The named executive officers’ base salaries for 2018, as compared to 2017, were as follows:

Name	2017 Base Salary ($)(1)	2018 Base Salary ($)(1)	% Increase
Tom Lacey	—	600,000	—
Carl Schlachte	250,000	250,000	—
Nancy Erba	310,500	322,921	4.0
Anne Marie Peters	347,760	361,671	4.0

(1)	Differs from actual paid as reported in the Summary Compensation Table due to payroll period allocation.

When the Board appointed Mr. Lacey as Interim Chief Executive Officer, both the board and Mr. Lacey intended for this appointment to be short term, and as such Mr. Lacey did not receive any base salary.  In October 2018, after it became apparent that Mr. Lacey would be serving as Interim Chief Executive Officer longer than originally anticipated as we continued our search for a Chief Executive Officer, the Board approved a base salary for Mr. Lacey of $50,000 per month.

Mr. Schlachte’s base salary was determined in 2017 when Mr. Schlachte became interim Chief Executive Officer.  Due to the interim nature of Mr. Schlachte’s position, the Compensation Committee elected not to increase Mr. Schlachte’s base salary in 2018.

Ms. Erba’s 2018 base salary was $323,000, representing a 4% increase over 2017, to maintain her salary at approximately the 50th percentile of the executives holding comparable positions at the companies in the peer group.

Ms. Peters’ 2018 base salary was $362,000, also representing a 4% increase over 2017, although her base salary was higher than the base salaries of executives holding comparable chief legal officer positions at the peer companies, the Compensation Committee believed this base salary was appropriate because of Ms. Peters’ dual role in the Company as both general counsel and senior vice president of IP licensing, a key revenue-generating element of our business.

Annual Cash Incentives

The Executive Incentive Plan is a cash incentive program designed to align executive compensation with annual performance and to enable us to attract, retain, and reward individuals who contribute to our success and to motivate such individuals to enhance our value. The Compensation Committee believes that aggregate incentive payouts should be closely linked to our overall financial performance, with individual compensation differentiated based on individual performance. Thus, funding and payouts under such plan is dependent and based on both corporate and individual performance.

The Compensation Committee established a target award value as a percentage of base cash compensation for Ms. Erba and Ms. Peters for fiscal 2018 based on its review of competitive market data for similar positions and various other factors, including individual performance in the prior year and the terms of employment arrangements with the individual. Neither Mr. Schlachte nor Mr. Lacey participated in the 2018 Executive Incentive Plan.

The Compensation Committee increased the target opportunity for Ms. Erba due to the aforementioned considerations. For 2018, her new target award opportunity increased to 60% of base salary, compared to 50% in the prior year. Ms. Peters’ target award percentage remained the same as 2017 at 60% of her base salary.

Executive 2018 Executive Incentive Plan Payments

The following table sets forth the determinations of the Compensation Committee in February 2018 with respect to the Executive Incentive Plan targets for fiscal 2018, as well as the actual amount of the cash incentive awards received by our named executive officers upon payout of the fiscal 2018 Executive Incentive Plan.

Fiscal 2018 Executive Incentive Plan Target

Name	Target Incentive Opportunity (as a % of base salary)	Target Award Value ($)	2018 Earned Awards ($)
Tom Lacey (1)	—	—	—
Carl Schlachte (1)	—	—	—
Nancy Erba	60%	193,752	293,167
Anne Marie Peters	60%	217,002	322,487

(1)	Neither Mr. Lacey nor Mr. Schlachte participated in the 2018 EIP.

The Compensation Committee, with input from our Chief Executive Officer, establishes (1) the performance measures based on business criteria and target levels of performance and (2) a formula for calculating each participant’s award based on our actual performance compared to the pre-established performance goals.

Our 2018 Executive Incentive Plan was based on two independent components. 70% of the bonus was based on our achievement of certain corporate financial objectives for 2018 as set forth below, and the remaining 30% of the bonus was based on the achievement of individual management objectives.  For payment to have been made under the corporate component of the plans, we must have met the minimum GAAP revenue and Non-GAAP Net Income target levels set forth in the matrix below.  If minimum GAAP revenue and Non-GAAP Net Income were not achieved, then the plan would not be funded. The maximum level of payout for the corporate component of the bonus was 200%. In addition, the Compensation Committee determined the performance weighting factor to be applied to the calculation of each named executive officer’s bonus, which weighting factor was based on each named executive officer’s overall individual annual performance as determined by the Compensation Committee.  The standard weighting factor was 1.0 but could be increased or decreased by 0.2 at the Compensation Committee’s discretion. If such weighting factor was increased or decreased from the standard weighting factor of 1.0, then such modified weighting factor was applied to both the corporate component and the individual component to determine the total incentive payment.  As a result, our named executive officers were eligible to receive a maximum cash award of 0%-204% (70% corporate bonus x 200% maximum payout = 140% x 1.2 maximum weighting factor = 168% plus 30% maximum individual component x 1.2 maximum weighting factor = 36% = 204% aggregate maximum bonus) of their respective target award based on the achievement of corporate financial and individual performance goals.

The GAAP revenue and Non-GAAP Net Income matrix for the corporate objectives of the 2018 Executive Incentive Plans was set by the Compensation Committee and was based on our annual operating plan.  The matrix was as follows:

GAAP Revenues ($) / Non-GAAP Net Income Targets ($)	80,318,441	90,358,246	100,398,051	110,437,856	120,477,661
63,789,256	125.0%	137.5%	150.0%	175.0%	200.0%
58,473,484	100.0	112.5	125.0	150.0	175.0
53,157,713	75.0	87.5	100.0	125.0	150.0
47,841,942	62.5	75.0	87.5	112.5	137.5
42,526,170	50.0	62.5	75.0	100.0	125.0

For purposes of the fiscal 2018 Executive Incentive Plan, “GAAP revenues” means revenue recognized by us for the applicable period in accordance with GAAP and as reported in our audited financial statements, and “Non-GAAP Net Income” is GAAP Net Income adjusted to reflect an expected long-term effective tax rate of 19% less stock-based compensation expense. “Non-GAAP Net Income” also excludes certain non-recurring charges including discontinued operations and other charges, as determined by the Compensation Committee.  By excluding certain one-time items from the calculations, the Compensation Committee sought to utilize an operating performance metric that more closely reflects our expected long-term effective tax rate and exclude certain non-cash expenses and other special charges, such as deferred tax assets valuation allowance and restructuring costs, that many investors feel may obscure our true operating performance.

Our performance for fiscal 2018 resulted in GAAP revenues of $110.979 million and Non-GAAP Net Income of $63.2 million.   Interpolating this result between the revenue levels of $110.4 million and $120.5 million and between the $58.5 million and $63.8 million Non-GAAP Net Income levels on the table above resulted in a payout percentage of 173.3% of target for this measure.

For the individual performance of each named executive officer, the Compensation Committee had set management by objectives (MBOs) for fiscal 2018 in February 2018 and scored the individual based on the completion of such MBOs as of the end of fiscal 2018.  The Compensation Committee determined that for 2018, plan participants’ standard weighting factor should neither be increased nor decreased from the standard weighting factor of 1.0. Ms. Erba’s MBOs included elements related to exceeding financial targets, investor relations, business partnering and financial and IT excellence. Ms. Peters’ MBOs included initiatives related to innovation, revenue and budgeting.

The following table set forth the amounts earned under each component of the 2018 executive incentive plans by the named executive officers:

	CORPORATE COMPONENT ACHIEVEMENT AT 173.3%				INDIVIDUAL COMPONENT ACHIEVEMENT
Name (1)	Percentage of Target	Multiplier	Actual Corporate Component	Percentage of Target	Percentage Achievement	Individual Component Multiplier	Actual Individual Component	Total 2018 Award
Nancy Erba	70%	1.0	$235,041	30%	100%	1.0	$58,126	$293,167
Anne Marie Peters	70%	1.0	$263,246	30%	91%	1.0	$59,242	$322,487

Discretionary Cash Bonus

Following the settlement of the litigation with Apple Inc., Ms. Erba and Ms. Peters each received a one-time discretionary cash bonus of $10,000 and $50,000, respectively, for their efforts in securing this settlement, a key milestone for us.

Long-Term Equity Incentive Awards

Stock Options

Stock options are intended to align our named executive officers’ interests with the interests of stockholders in increasing sustainable, long-term stockholder value. We view stock options as an element of performance-based compensation because they only deliver value to a recipient if the price of our common stock increases above the price of our common stock at the time of grant and the vesting requirements have been met. Our stock options are granted with an exercise price equal to the closing market price for our common stock on the date of grant. Our stock options typically vest over a period of four years with 25% of the shares of our common stock subject to the grant vesting after the first year and 1/48th of the shares subject to the grant vesting monthly thereafter.

RSUs

RSUs are intended primarily to aid in management retention, and ensure that, coupled with our stock ownership guidelines, executives maintain an ownership stake in our company that is tied to stock price performance. The Compensation Committee believes that by providing an ownership stake, RSUs incentivize executives to drive our stock price performance, aid in retention and provide value to our executive officers directly aligned with stockholder value. Our RSUs typically vest over a period of three or four years.

The Compensation Committee approved annual equity awards to our named executive officers in fiscal 2018 after considering individual and corporate performance generally, the total compensation levels of our executive officers and our retention objectives. The Compensation Committee also considered the compensation practices and levels of the companies in our peer group when determining the size of equity awards.

2018 Retention Awards.

As previously noted, in February 2018, Mr. Schlachte, Ms. Erba and Ms. Peters received retention grants, which cliff vest in one year.  The retention grants were one-time grants in light of the CEO transition and search process, the resulting management uncertainty and the significant reduction in force and increased responsibilities of the remaining executives.

Mr. Schlachte’s February 2018 retention RSU grant was in respect of 88,152 RSUs valued at $1,043,719, using the grant date fair value in accordance with FASB ASC Topic 718, which number of shares was determined using 2x Mr. Schlachte’s base salary based on $7.09 per share, the 30 day average of the closing price of a share of Common Stock from December 12, 2017 to January 10, 2018. The retention RSUs were scheduled to vest in full on the one-year anniversary of the date of grant, subject to Mr. Schlachte’s continued service as Interim Chief Executive Officer on such date. All of these retention RSUs were forfeited upon Mr. Schlachte’s resignation.

In August 2018, upon becoming Interim Chief Executive Officer Mr. Lacey was granted an RSU award for 31,000 shares. The RSUs were valued at $346,270.  The 31,000 shares (which represented 11,478 shares for services as a member of the Board and 19,522 shares for services as Interim CEO) were scheduled to vest in full on the day immediately preceding the date of 2019 Annual Meeting.  In October 2018, as it became clear that Mr. Lacey would be serving as Interim CEO for a longer than anticipated period, Mr. Lacey was granted an additional RSU award for 20,000 shares (valued at $190,200), 10,000 shares of which were scheduled to vest one year from grant if Mr. Lacey was serving as Interim CEO on such date (which shares have been forfeited) and 10,000 shares of which were scheduled to vest one year from date of grant if Mr. Lacey was serving as a member of the Board on such date.  Vesting was structured in this way in order to retain Mr. Lacey’s service as Interim Chief Executive Officer and to facilitate the Board’s ability to select another person as Chief Executive Officer should the Board so choose.

The Compensation Committee granted Ms. Erba an option to purchase 80,000 shares of common stock valued at $438,192 which vests annually over a four-year period, and which fell between the 25th and 50th percentile of the equity awards granted to executives holding comparable positions at the companies in the peer group, placing her target total direct compensation between the 25th and 50th percentile of the peer group.

After considering Ms. Peters’ dual role as described above, the Compensation Committee granted Ms. Peters an option to purchase 25,000 shares of common stock valued at $136,935, which vests over a four-year period and an annual RSU award in respect of 25,000 shares of common stock valued at $296,000 which vests over a three-year period, which equity incentive grants fell between the 25th and 50th percentile of equity awards granted to executives holding comparable positions at the companies in the peer group.

Also, in February 2018, as noted above under the heading “2018 Company and Chief Executive Officer Transition,” Ms. Erba and Ms. Peters received retention RSU grants of 56,946 shares and 63,822 shares (valued at $674,241 and $755,652 respectively using the grant date fair value in accordance with FASB ASC Topic 718), which amounts were intended to approximate 1.25X such executives’ base salary based on $7.09 per share, the 30-day average of the closing price of a share of Common Stock from December 12, 2017 to January 10, 2018.

Name	Position	Shares Subject to Stock Options	Shares Subject to Restricted Stock Units
Tom Lacey	Former Interim Chief Executive	—	51,000(1)
Carl Schlachte	Former Interim Chief Executive Officer	—	88,152(2)
Nancy Erba	Former CFO	80,000(4)	56,946 (3)
Anne Marie Peters	General Counsel and SVP IP Licensing & Legal Affairs & Interim CFO	25,000(4)	25,000(5) 63,822(6)

(1)

31,000 shares vest on the day immediately preceding the date of 2019 Annual Meeting; 10,000 shares vest a year from grant should Mr. Lacey still be serving as Interim CEO and 10,000 shares vest one year from date of grant should Mr. Lacey still be serving as a member of the Board.

(2)	Vests on the one-year anniversary of the grant date. The RSU was forfeited in full.
(3)	Vests on the one-year anniversary of the grant date.
(4)	Vests over four years with one-fourth vesting on the one-year anniversary of the date of grant and 1/48th monthly thereafter.
(5)	Vests over three years with one-third vesting on the one-year anniversary of the date of grant and 1/36th monthly thereafter.
(6)	Vests on the one-year anniversary of the grant date.

2019 Chief Executive Officer

As discussed above, following an exhaustive year-long process, the Board selected as our Chief Executive Officer Ramzi Haidamus, who began his employment with us in January 2019. In determining Mr. Haidamus’ compensation, the Compensation Committee reviewed data from Compensia which included the executive compensation assessment data described in the section entitled “Peer Group and Competitive Positioning” as well as actual new hire market data from recently hired CEOs at similarly sized technology companies.  Mr. Haidamus receives a base salary of $525,000 per year.

Mr. Haidamus is eligible to participate in our corporate bonus plan, with a target annual bonus equal to 100% of his then-current base salary.

Mr. Haidamus received an option to purchase a number of shares of our common stock valued at $1,250,000 which option will vest over four years. Mr. Haidamus also received a restricted stock unit award covering a number of shares of our common stock valued at $2,750,000, which RSUs will vest over four years. The grants fell within the 60th percentile of our peer group. The Compensation Committee determined that it would not be practical to implement performance-based metrics in Mr. Haidamus’ initial hire-on equity incentive grants in light of the competitive hiring environment for chief executive officers for Bay Area-based technology companies and the need for the Board and Mr. Haidamus to together conduct a careful assessment of our business to determine our go-forward business strategy before orienting chief executive officer compensation around particular performance objectives.  The Compensation Committee did determine that it expects to use performance metrics in future long-term equity grants for our CEO.

Additional Compensation Policies and Practices

Severance and Change in Control Payments

We have entered into retention and change in control agreements with our named executive officers with the goal of retaining such executive officers during the pendency of a proposed change of control transaction, and in order to align the interests of the executive officers with the interests of our stockholders in the event of a potential change in control of the Company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements, particularly given the significant level of acquisition activity in our industry. Our severance arrangements outside of a change of control of the Company provide for cash severance equal to six months’ base salary and reimbursement of health insurance premiums for up to six months.  All of our change of control arrangements are “double trigger,” meaning that severance payments and acceleration of vesting of equity awards are not awarded upon a change of control unless, following the change of control, the executive’s employment is terminated without cause or as a result of good reason, each as defined in the applicable agreement, in either case, within the period commencing three months prior to and ending 12 months following the transaction.

We believe the structure of our “double trigger” change of control arrangements protects stockholder value by allowing us the opportunity to deliver an intact and motivated management team to any potential acquirer. If we did not offer any such change of control arrangements, our executives could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, because of the possibility that they would lose the potential value of their unvested equity compensation or future cash compensation upon an acquisition. If we offered “single trigger” change of control arrangements, meaning that our executives would receive benefits upon an acquisition even if their employment was not terminated, we could become less attractive to potential acquirers, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive acceleration payments in connection with such a transaction and would no longer be required to continue employment to earn the remainder of their equity awards. We believe the “double trigger” structure strikes an appropriate balance between these alternatives because it motivates our executives to both pursue transactional opportunities that would provide the greatest benefit to stockholders, and to continue providing services to the surviving Company following such a transaction, increasing our value to potential acquirers and, as a result, to our stockholders. The Compensation Committee believes that these payments and benefits serve to enhance stockholder value and align our executive officers’ interests with those of our stockholders in change in control transactions.  All such agreements with the named executive officers are described in “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement.

Perquisites and Other Benefits

We provide certain named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation programs and philosophy and which benefits are generally available to all our employees.  These benefits are provided to enable us to attract and retain these executive officers.  The Compensation Committee periodically reviews the levels of these benefits provided to our executive officers. These benefits include participation in our health and benefits plans, retirement savings plans, housing assistance, reimbursement of certain living and education-related expenses, car services, immigration assistance, relocation assistance, and our employee stock purchase plan.

Our executive officers and non-employee directors are subject to a stock ownership policy that is available on our website at https://ir.immersion.com/governance.cfm.  This policy requires that our CEO and non-employee directors hold stock equal in value to three times the amount of their annual cash retainer/base salary and all other officers hold stock equal in value to one time the amount of their annual base salary.  This is calculated once a year and there is a five-year period in which to comply.  If it is determined that a particular person does not comply with the policy, the individual will be notified and will be required to retain 50% of the net shares received as a result of any exercise, vesting or payment of any equity awards until he or she becomes compliant.

Impact of Accounting and Tax Requirements on Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, but in years prior to 2018 there was an exception to such limit for compensation that qualified as “performance-based compensation”. Effective for 2018, the Tax Cuts and Jobs Act amended Section 162(m) to, among other things, extend the deduction limitation to the Chief Financial Officer and eliminate the exception for performance-based compensation, except for certain qualifying arrangements in place as of November 2, 2017.

Favorable accounting and tax treatment of the various elements of our total compensation program was an important, but not the sole, consideration in its design.  The Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m).

Risk Assessment of Compensation Programs

The Compensation Committee considers potential risks when reviewing and approving our compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding our employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our compensation programs for our named executive officers:

•

A Balanced Mix of Compensation Components – The target compensation mix for our named executive officers is composed of base salary, short-term cash incentive awards and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Multiple Performance Factors – Our incentive compensation plans use both Company-wide metrics and individual performance, which encourage focus on the achievement of objectives for our overall benefit:

•

The executive incentive plan is designed to use multiple performance metrics including GAAP revenue and Non-GAAP Net Income, as well as individual performance goals related to specific strategic or operational objectives and the corporate metric portion of the incentive plan does not pay out unless the target levels of the pre-established financial metrics are met.

•	The long-term incentives are equity-based, generally with three- or four-year vesting to complement our short-term cash incentive awards.
•

Capped Incentive Awards – Awards under the executive incentive plans are generally capped at the sum of: (1) 200% of the target bonus attributable to Company-wide metrics (with a maximum multiplier of 1.2), plus (2) 100% of the target bonus attributable to individual performance (with a maximum multiplier of 1.2).

•

Clawback Provision – Our clawback provision provides our Board with the authority to recoup past incentive compensation in the event of a material restatement of our financial results due to fraud, intentional misconduct or gross negligence of the named executive officer.

Additionally, the Compensation Committee considered an assessment of the compensation-related risks arising from our compensation programs for all our employees. Based on this assessment and the factors noted above, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. In making this evaluation, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by Compensia, as well as how any potential risks may be mitigated, such as through our internal controls and oversight by management and our Board.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filing.

We, the Compensation Committee of the Board of Directors of Immersion Corporation, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE
Sharon Holt, Chairman David Sugishita Kenneth Traub

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Sharon Holt, David Sugishita, and Kenneth Traub were members of our Compensation Committee during the 2018 fiscal year. None of the individuals serving on our Compensation Committee were at any time during 2018, or at any other time, an officer or employee of us, nor did they have any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.  None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 concerning our equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	3,279,923	(2)	$9.31	2,066,266	(3)
Equity Compensation Plans Not Approved by Security Holders(4)	—		—	—
TOTAL	3,279,923			2,066,266

(1)	Consists of two plans: the Immersion Corporation 2007 Equity Incentive Plan and the 2011 Equity Incentive Plan. Excludes purchase rights under the Employee Stock Purchase Plan.
(2)	These RSUs and awards have no exercise price.
(3)	Includes 275,178 shares available for future issuance under the Employee Stock Purchase Plan
(4)	As of December 31, 2018, there were no equity compensation plans not approved by security holders.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table sets forth information concerning the compensation earned during the years ended December 31, 2018, 2017, and 2016 by our former Interim Chief Executive Officers, our former Chief Financial Officer, and our General Counsel and SVP IP Licensing and Legal Affairs and Interim Chief Financial Officer. No other officer met the definition of named executive officer for 2018.

Name & Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)		Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Tom Lacey (4)	2018	85,385	—		536,470	—	—	—		621,855
Former Interim Chief Executive Officer

Carl Schlachte (5)	2018	175,428	—		1,043,719	—	—	—		1,219,147
Former Chairman of the Board and Interim Chief Executive Officer	2017	16,346			—	299,595	—	45,833	(6)	361,774

Nancy Erba (7)	2018	321,487	10,000	(8)	674,241	438,192	293,167	—		1,737,087
Former Chief Financial Officer	2017	309,289			346,000	—	—	—		655,289
	2016	95,769			—	537,120	46,553	—		679,442

Anne Marie Peters (7)	2018	360,065	50,000	(8)	1,051,652	136,935	322,487	—		1,921,139
General Counsel and SVP IP	2017	346,403			432,500	—	—	—		778,903
Licensing & Legal Affairs	2016	306,712			67,500	360,000	—	—		734,212

(1)	Differs from salary reported in the “Compensation Discussion & Analysis” above due to pay period allocation.
(2)

The amounts in this column represent the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718.  See Note 6 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.

(3)	Consists of bonus awards under our executive incentive plans. See “Compensation Discussion and Analysis” above for a description of our executive incentive plans.
(4)

Tom Lacey served as our Interim Chief Executive Officer from August 21, 2018 to January 21, 2019. Upon appointment, Mr. Lacey received an RSU award for 31,000 shares which represented 11,478 shares for service as a member of the Board and 19,522 shares for service as Interim CEO. In October 2018, Mr. Lacey received an additional RSU award for 20,000 shares, 10,000 shares of which would vest a year from grant should Mr. Lacey still be serving as Interim CEO and 10,000 shares of which would vest a year from date of grant should Mr. Lacey still be serving as a member of the Board. Mr. Lacey also received compensation for service as the Interim CEO as described in the Summary Compensation Table.

(5)	Carl Schlachte served as our Interim Chief Executive Officer from November 29, 2017 to August 16, 2018
(6)

Consists of $22,916.67 as an annual retainer for serving on the Board, $18,333.33 as an annual retainer for serving as Chairman of the Board, $2,750.00 for serving on the Audit Committee and $1,833.33 for serving on the Nominating and Corporate Governance Committee.

(7)	Nancy Erba served as our Chief Financial Officer from September 7, 2016 to March 14, 2019. Anne Marie Peters became our Interim Chief Financial Officer on March 14, 2019.
(8)	Amounts reflected hereunder reflect one-time cash bonuses in conjunction with the signing of a significant contract.

2018 Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during the year ended December 31, 2018:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of		All Other Option Awards: Number of	Exercise or	Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock or Units (#)		Securities Underlying Options(2) (#)	Base Price of Option Awards ($/sh)	Fair Value of Stock and Option Awards(3) ($)
Tom Lacey	08/22/2018	—	—	—	31,000	(4)	—	—	346,270
	11/6/2018	—	—	—	10,000	(5)	—	—	95,100
	11/6/2018	—	—	—	10,000	(6)	—	—	95,100
Carl Schlachte	2/26/2018	—	—	—	88,152	(7)	—	—	1,043,719

Nancy Erba	2/26/2018	100,752	193,752	395,256	—		80,000	11.84	438,192
	2/26/2018	—	—	—	56,946	(7)	—	—	674,241
Anne Marie Peters	2/26/2018	112,842	217,003	442,686	—		25,000	11.84	136,935
	2/26/2018	—	—	—	25,000	(8)	—	—	296,000
	2/26/2018	—	—	—	63,822	(7)	—	—	755,652

(1)

These awards were made pursuant to the 2018 executive incentive plans for each Ms. Erba, and Ms. Peters.  Messrs. Lacey and Schlachte did not participate in the 2018 Executive incentive plans.  For a description of the criteria upon which the awards are determined, see “Compensation Discussion and Analysis” above.

(2)

These options are long-term equity incentive awards granted pursuant to our 2011 Equity Incentive Plan and vest as to 25% of the shares on the one-year anniversary of the grant date and the remining vest at a rate of 1/48th of the shares monthly thereafter. For more information related to these awards, see “Compensation Discussion and Analysis” above.

(3)

The amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.  See Note 6 of the notes to our consolidated financial statements contained in our Annual Report on form 10-K for the year ended December 31, 2018 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.

(4)	These RSUs vest on the day that precedes the 2019 annual meeting of shareholders, subject to his continued service as a director.
(5)

These RSUs were granted pursuant to our 2011 Equity Incentive Plan and vest a year from the date of grant should Mr. Lacey still be serving as Interim CEO. Mr. Lacey is no longer serving as Interim CEO.

(6)	These RSUs were granted pursuant to our 2011 Equity Incentive Plan and vest a year from date of grant should Mr. Lacey still be serving as a member of the Board.
(7)	These RSUs were granted pursuant to our 2011 Equity Incentive Plan and vest on the one-year anniversary of the grant date.
(8)	These RSUs were granted pursuant to our 2011 Equity Incentive Plan and vest in three equal installments on each of the first three anniversaries of the date of grant.

Outstanding Equity Awards at December 31, 2018

The following table sets forth information concerning the outstanding equity awards held as of December 31, 2018 by our named executive officers:

		Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options		Option	Option	Number of Shares or Units of Stock that Have Not		Market Value of Shares or Units of Stock that Have Not
	Stock Option Grant Date	Exerciseable (#)	Unexerciseable (#)	Exercise Price ($/sh)	Expiration Date	Vested (#)		Vested(3) ($)
Tom Lacey	8/22/2018	—	—	—	—	31,000	(4)	277,760
	11/6/2018	—	—	—	—	10,000	(5)	89,600
	11/6/2018	—	—	—	—	10,000	(6)	89,600
Nancy Erba	10/14/2016	46,875	103,125	7.79	10/14/2023	—		—
	6/2/2017	—	—	—	—	40,000		358,400
	2/26/2018	—	80,000	11.84	2/26/2025	—		—
	2/26/2018	—	—	—	—	56,946	(7)	510,236
Anne Marie Peters	4/1/2010	42,000	—	5.59	4/1/2020	—		—
	3/14/2011	16,666	—	6.61	3/14/2021	—		—
	3/8/2013	40,000	—	9.53	3/8/2020	—		—
	2/24/2014	20,000	—	11.94	2/24/2021	—		—
	3/3/2015	37,500	2,500	8.09	3/3/2022	—		—
	3/1/2016	27,500	12,500	9.00	3/1/2023	—		—
	3/1/2016	—	—	—	—	2,500		22,400
	6/2/2017	—	—	—	—	37,500		336,000
	2/26/2018	—	25,000	11.84	2/26/2025	—		—
	2/26/2018	—	—	—	—	25,000		224,000
	2/26/2018	—	—	—	—	63,822	(7)	571,845

(1)

Except as otherwise indicated, options vest as to 25% of the shares on the one-year anniversary of the grant date and the remaining vest at a rate of 1/48th of the shares monthly thereafter.  Vesting is subject to continued service through each vesting date.

(2)	The RSUs vest in three equal installments on each of the first three anniversaries of the date of grant.
(3)	Based on the closing price of our common stock of $8.96 per share on The Nasdaq Global Market on December 31, 2018.
(4)	This RSU vests on the day that precedes the 2019 annual meeting of shareholders, subject to his continued service as a director.
(5)	This RSU vests one year from the date of grant, subject to his continuous service as an Interim CEO. Mr. Lacey is no longer serving as Interim CEO.
(6)	This RSU vests one year from the date of grant, subject to his continuous service as a director.
(7)	This RSU vests on the one-year anniversary of the grant date.

Stock Vested In Fiscal 2018

The following table provides information concerning the exercise of stock options and the vesting of restricted stock units issued to our named executive officers during the year ended December 31, 2018:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Tom Lacey	—	—
Carl Schlachte	—	—
Nancy Erba	10,000	121,300
Anne Marie Peters	2,500	28,975
	2,333	27,226
	12,500	151,625

(1)

Calculated by multiplying the number of vested RSUs by the market value of our common stock on the vesting date, which was the closing price of our common stock on such date as traded on the Nasdaq Global Market.

Stock Options Exercised In Fiscal 2018

	Stock Options Exercised
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Tom Lacey	—	—
Carl Schlachte	153,899	526,364
Nancy Erba	—	—
Anne Marie Peters	4,400	31,020

(1)	Calculated by multiplying the number of exercised stock options by the sale price of our common stock on the exercise date, less the exercise price for the stock option

Potential Payments upon Termination or Change in Control

We have entered into the following agreements with each of our named executive officers that provide for severance and additional benefits in connection with our change in control:

Mr. Tom Lacey

In connection with Mr. Lacey’s appointment as our interim Chief Executive Officer, we entered into an agreement on August 21, 2018, pursuant to which Mr. Lacey received an RSU award for 31,000 shares which represented 11,478 shares for service as a member of the Board and 19,522 shares for service as Interim CEO. The total 31,000 shares will vest 100% on the day immediately preceding the date of 2019 Annual Meeting.  On October 24, 2018, the agreement between the Company and Mr. Lacey was amended to include (a) a base salary of $50,000.00 per month, prorated for any partial month of employment; (b) a restricted stock unit award to acquire 10,000 shares of Common Stock (the “First Award”) which grant will vest as to 100% of the total shares on October 24, 2019, subject to Mr. Lacey’s continuous service as the Interim CEO through and including such date and which grant will accelerate upon the consummation of a change of control; (c) a restricted stock unit award to acquire 10,000 shares of Common Stock (the “Second Award”) which grant will vest as to 100% of the total shares on October 24, 2019, subject to Mr. Lacey’s continuous service as a member of the Board through and including such date which Second Award will accelerate upon a consummation of a change of control; and (d) participation in our benefits program. Mr. Lacey ceased serving as our interim CEO in January 2019.

Mr. Carl Schlachte

In connection with Mr. Schlachte’s appointment as our interim Chief Executive Officer, we entered into an agreement on December 6, 2017, pursuant to which Mr. Schlachte received a base salary of $250,000 and an option to purchase 60,790 shares of common stock, which option vested 1/12th monthly during which Mr. Schlachte remains with us or continued to provide services as a director.  In addition, upon the consummation of a change of control while Mr. Schlachte remained in service, the option will accelerate and vest in full.  During the period Mr. Schlachte served as an employee, he did not receive any cash compensation as a non-employee director of the Board or equity grants as a non-employee director and his annual director, Chairman and committee member retainers were suspended during the period, provided that his director equity grants continued to vest during such period. Mr. Schlachte ceased serving as our interim CEO in August 2018 and all outstanding unvested stock options and restricted stock units were forfeited.

Ms. Nancy Erba

Effective September 1, 2016 Ms. Erba became our Chief Financial Officer.  In connection with her appointment, we entered into an offer letter with Ms. Erba pursuant to which she received an annual base salary of $300,000 and was eligible to receive an annual bonus with a target of 50% of her base salary.  In February 2017, Ms. Erba received an increase in her base salary to $310,500.  In February 2018, Ms. Erba received an increase in her base salary to $322,921.

In addition, we entered into an Amended and Restated Retention and Ownership Change Event Agreement with Ms. Erba, which provided that in the event that her employment was terminated without cause, Ms. Erba would have been entitled to receive (i) a lump sum severance payment equal to 6 months base salary; (ii) payments for COBRA premiums for up to 6 months following her termination date.

In the event that, within one year following a change in control as defined in the agreement, Ms. Erba’s employment was terminated without cause or if she resigned for good reason, Ms. Erba would be entitled to receive (a) a lump sum severance payment equal to 12 months of her base salary; (b) health insurance premium payments for up to 12 months following her terminate date; and (c) immediate vesting of 100% of her then unvested equity awards held by her.

Payment of the foregoing benefits would have been conditioned upon Ms. Erba’s execution of a general release of claims.

Ms. Erba resigned as our Chief Financial Officer in March 2019 and all outstanding unvested stock options and restricted stock units were forfeited.

Ms. Anne Marie Peters

Effective July 27, 2016, Ms. Peters was tasked with leading the intellectual property licensing function for us.  In connection with her appointment, we raised her annual base salary to $336,000 and made her eligible to receive an annual bonus with a target of 60% of her base salary.  In February 2017, Ms. Peters received a salary increase to $347,760.  In February 2018, Ms. Peters received a salary increase to $361,670.

In addition, we entered into an Amended and Restated Retention and Ownership Change Event Agreement with Ms. Peters, which provides that in the event that her employment is terminated without cause, Ms. Peters will be entitled to receive (i) a lump sum severance payment equal to 6 months base salary; (ii) payments for COBRA premiums for up to 6 months following her termination date.

In the event that, within one year following a change in control as defined in the agreement, Ms. Peters’ employment is terminated without cause or if she resigns for good reason, Ms. Peters would be entitled to received (a) a lump sum severance payment equal to 12 months of her base salary; (b) health insurance premium payments for up to 12 months following her terminate date; and (c) immediate vesting of 100% of her then unvested equity awards held by her.

The table below shows the potential value for each named executive officer employed by Immersion as of December 31, 2018 under various terminations of employment related scenarios, assuming that the triggering event for such value transfer occurred on December 31, 2018.

	Event
Named Executive Officer	Termination without cause or resignation for “good reason” or constructive reason	Termination without cause or resignation for “good reason” or constructive reason occurs due to a change in control
Tom Lacey
Severance	—	—
COBRA Benefits	—	—
Equity Acceleration	—	$456,960
TOTAL	—	$456,960
Carl Schlachte
Severance	—	—
COBRA Benefits	—	—
Equity Acceleration	—	—
TOTAL	—	—
Nancy Erba
Severance	$188,909	$377,817
COBRA Benefits	$12,172	$24,344
Equity Acceleration	—	$855,817
TOTAL	$201,081	$1,257,978
Anne Marie Peters
Severance	$186,622	$373,244
COBRA Benefits	—	—
Equity Acceleration	—	$1,156,420
TOTAL	$186,622	$1,529,664

(1)	Ms. Erba resigned as our Chief Financial Officer in March 2019.

Dollar amounts include potential severance payout, potential COBRA payments and potential equity award acceleration based on the fair market value of our common stock on December 31, 2018 less the exercise price in the case of stock options.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer (CEO) for 2018.  We had two CEOs during 2018 - Mr. Carl Schlachte, our former interim CEO and Mr. Tom Lacey, our former interim CEO.  As permitted by SEC rules, we have aggregated their compensation, as described below.

For 2018:

•	the annual total compensation of the employee identified at the median of our company (other than our CEO) was $104,729;
•	the annual total compensation of our CEO (which included amounts paid to Mr. Lacey and Mr. Schlachte, as described below) for purposes of determining the CEO Pay Ratio was $1,841,002;
•	the ratio of the annual total compensation of our CEOs to the median of the annual total compensation of our employees was estimated to be 18 to 1.

We believe this ratio which was calculated in a manner consistent with SEC rules to be a reasonable estimate based upon the assumptions and adjustments described below.

Multiple CEOs.  We had two CEOs during 2018 - Mr. Carl Schlachte, our former interim CEO, served through August 16, 2018, and Mr. Tom Lacey, our former interim CEO, remained in service on December 31, 2018.  As permitted by SEC rules, we have combined the compensation paid to each CEO during 2018 as reported for each in our 2018 Summary Compensation Table, and have used this combined amount to calculate the pay ratio listed above.

Calculation Methodology.  For 2018, we identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology:

In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on December 31, 2018, whether employed on a full-time, part-time, seasonal or temporary basis.  We did not include any contractors or other non-employee workers in our employee population.  Our employee population consisted of 67 individuals globally. (excluding our CEO) as of December 31, 2018.

To identify the “median employee” from our employee population, we chose to use a consistently-applied compensation measure, which we selected as base salary or wages paid to each of our employees during the 12-month period ending December 21, 2018. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on December 21, 2018.  For permanent employees hired during 2018, we annualized their base salary or wages as if they had been employed for the entire measurement period.  We did not make any cost-of-living adjustments for employees outside of the United States.

Using this methodology, we identified the individual at the median of our employee population who was based in the United States.  We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEOs in the “Total” column of the 2018 Summary Compensation Table as set forth in this proxy statement.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the Securities and Exchange Commission, and is not to be deemed “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Immersion Corporation under the 1933 Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Under the guidance of a written charter adopted by our Board, the purpose of our Audit Committee is to retain an independent registered public accounting firm, to make such examinations as are necessary to monitor the corporate financial reporting of the internal and external audits and its subsidiaries, to provide to the Board the results of its examinations and recommendations derived there from, to outline to the Board the improvements made, or to be made, in internal accounting controls, and to provide the Board with such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

Management is primarily responsible for the system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. Our Audit Committee is responsible for monitoring and overseeing these processes.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018, our Audit Committee:

•	reviewed and discussed the audited financial statements with management;
•

discussed with Deloitte & Touche LLP, with and without management present, the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”;

•

received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence; discussed with the independent registered public accounting firm its independence; and concluded that the non-audit services performed by Deloitte & Touche LLP are compatible with maintaining its independence; and

•

based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

AUDIT COMMITTEE
David Sugishita, Chairman
Sharon Holt
John Veschi

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

We are asking our stockholders to ratify the Audit Committee’s engagement of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its engagement. Even if the engagement is ratified, our Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if our Audit Committee feels that such a change would be in our and our stockholders’ best interest.

Deloitte & Touche LLP has been the independent registered public accounting firm that audits our financial statements since 1997. In accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit.

Audit Fees and All Other Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2018 and 2017 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2018 Fees	2017 Fees
Audit Fees	$735,647	$636,846
Audit-Related Fees	236,576	200,000
Tax Fees
Tax Compliance/Preparation	11,740	24,456
Other Tax Services	2,361	25,358
All Other Fees		—
Total Fees	$986,324	$886,660

Audit Fees. This category consists of fees billed, or expected to be billed, for professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements, and attestation services.

Audit-Related Fees. This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. This category consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services consist of fees billed for services including tax advice, tax strategy and other miscellaneous tax consulting and planning primarily related to our reorganization of international operations.  For the fiscal year ended December 31, 2017 and December 31, 2018, our domestic tax returns were and are being handled by Armanino McKenna LLP.

All Other Fees. This category consists of fees for all other services other than those reported above. Our intent is to minimize services in this category.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. In addition, since the effective date of the SEC rules stating that an independent public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, our Audit Committee has approved, and will continue to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.  None of the services described above were approved by our Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

Our Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, our Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members.  A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to our Audit Committee at its next meeting.  Unless our Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

Other Information

We have been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries.

One or more representatives of Deloitte & Touche LLP will be present at this year’s Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of Immersion Corporation common stock voting in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 3)

In accordance with Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section beginning on page 26 and the Executive Compensation section beginning on page 41.  We have designed our compensation programs to align compensation with our annual and long-term business objectives and performance and to motivate executive officers to enhance long-term stockholder value.

At the annual meeting of our stockholders held in June 2018, approximately 69% of the total stockholders’ votes cast were cast in favor of the fiscal 2017 compensation of our named executive officers.  The Compensation Committee has and will consider this result in future executive compensation decisions.

The Board recommends that the stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions and the Compensation Committee will consider the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

AMENDMENTS TO THE IMMERSION CORPORATION 2011 EQUITY INCENTIVE PLAN (PROPOSAL 4)

At the Annual Meeting of Stockholders, our stockholders will be asked to approve amendments to the Immersion Corporation 2011 Equity Incentive Plan (the “Equity Plan”) to (i) increase the number of shares reserved for issuance by 2,595,751 shares of common stock, (ii) provide that all equity awards will be subject to an initial vesting period of no less than 12 months from the date of grant (subject to certain exceptions as described below), (iii) prohibit the payment of dividends with respect to any shares of common stock subject to an outstanding award granted under the Plan (or portion thereof) that have not vested, (iv) provide that a non-employee director may receive compensation (including cash and Awards) representing no more than $500,000 total value in any calendar year (v) remove certain provisions that were previously included for tax deductibility purposes under Internal Revenue Code (IRC) Section 162(m) and are no longer relevant, and (vi) make certain other clarifying changes to administrative provisions to the Equity Plan.

Our Board believes that the Equity Plan, and the proposed amendments to the Equity Plan, are a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. As stated in the “Compensation Discussion and Analysis” section of this proxy statement, especially in the next year as we will be engaged in critical hiring and retention after the recent transition, equity ownership programs are central to our compensation program because they put our employees’ interests directly into alignment with those of other stockholders, as they reward employees upon improved stock price performance. A broad-based equity incentive plan focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as stockholders.

If our stockholders do not approve the amendments to the Equity Plan, the Equity Plan will remain in effect with its current terms and conditions, the number of shares reserved for issuance will not increase, the other changes will not be effective.

Equity Plan Share Reserve

We operate in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Stockholder approval of our request for additional shares is necessary to enable us to grant equity to new employees and continue with our annual grant program for existing employees through our fiscal year 2021 annual grants. In April 2019, the Board approved the increase to the available share reserve and other amendments to the Equity Plan, subject to approval by our stockholders. Our Board and management, therefore, recommend that stockholders approve the amendments to our Equity Plan.

As of March 29, 2019, an aggregate of 917,401 shares of our common stock remained available for future grants under our Equity Plan. The Board believes that this share reserve amount is insufficient to meet our future needs, and without the requested share reserve increase, we could be unable to sustain our current new hire and annual equity grant programs through our fiscal year 2021 annual grants.

It is our current intention to continue to limit burn rate to remain below the median burn rate plus one standard deviation for Russell 3000 companies in our Global Industry Classification Standards Peer Group (Technology Hardware and Equipment), as published by Institutional Shareholder Services on an annual basis. Our annual burn rate is calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted during our fiscal year (although for purposes of this analysis the number of shares subject to performance units and performance shares are counted in the fiscal year that they are paid out instead of the fiscal year in which they are granted) (adjusted as described below), divided by our outstanding common stock, measured in each case as of the last day of each fiscal year as reported in our periodic filings with the SEC. Awards that are settled in cash, awards that are granted pursuant to stockholder approved exchange programs, awards sold under our employee stock purchase plan and awards issued, assumed or substituted in acquisitions are excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) are counted as more than one share on the following schedule: (a) 1.5 shares if our annual common stock price volatility was 54.6% or higher; (b) 2.0 shares if our annual common stock price volatility was between 36.1% and 54.6%; (c) 2.5 shares if our annual common stock price volatility was between 24.9% and 36.1%; (d) 3.0 shares if our annual common stock price volatility was between 16.5% and 24.9%; (e) 3.5 shares if our annual common stock price volatility was between 7.9% and 16.5%; and (f) 4.0 shares if our annual common stock price volatility was less than 7.9%. Our burn rate for fiscal years 2016 through 2018 was 5.22%.

The Equity Plan Combines Compensation and Governance Best Practices. The Equity Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Continued broad-based eligibility for equity awards. We grant equity awards to all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•

Stockholder approval is required for additional shares. The Equity Plan does not contain an annual “evergreen” provision. The Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities which may be issued under the Equity Plan.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. To date we have not granted any stock appreciation rights under our other plans.

•

Repricing and exchanges of underwater equity is not allowed. The Equity Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

Reasonable share counting provisions. In general, when awards granted under the Equity Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise or purchase price of an award or the payment of tax withholding obligations for an award will not be returned to the share reserve.

•	The Equity Plan provides equity awards will be subject to an initial vesting period of no less than 12 months from the date of grant (subject to certain exceptions as described below.)
•	Any dividends will be subject to the same vesting and/or performance conditions as apply to the underlying award, and will not be paid until and when the underlying award becomes vested.

Due to our small size, all of our employees participate in the equity program. In setting the new equity guidelines for restricted stock units, for our 2018 annual grant, we targeted to deliver equity at the 50th percentile to our non-executive employees receiving equity grants.  We also only granted a total of 139,152 shares to our interim chief executive officers, and a total of 554,009 shares to other members of the executive team. Even with this approach, the existing share reserve will likely be exhausted before the end of fiscal year 2019. The Board believes that the request for an additional 2,595,751 shares will allow us to replenish our share usage and to continue and maintain our current granting practices through our 2021 annual grants and until our annual meeting of stockholders to be held thereafter in 2021.

The closing market price of our common stock on March 29, 2019 was $8.43. As of March 29, 2019, we had an aggregate of 2,267,889 outstanding stock options with a weighted average exercise price of $9.35 and a weighted average remaining term of 2.53 years, as well as 863,726 outstanding full value awards.

Minimum Vesting Periods

The Board has approved an amendment to the Equity Plan that creates minimum vesting requirements.  Vesting schedules are generally determined by the compensation committee when each award is granted, however, except as to a maximum of five percent (5%) of the number of shares reserved and available for grant and issuance under the Equity Plan, any awards that vest on the basis of the participant’s continued service will have an initial minimum vesting period of one year. For purposes of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of our stockholders to the next annual meeting of our stockholders provided that such annual meetings are at least 50 weeks apart.

Dividends on Unvested Shares

The Board has approved an amendment to the Equity Plan that provides that no dividends payments will be made on unvested shares subject to grants under the Equity Plan, but instead any dividends will be deferred until the underlying awards become vested.

Limit on Non-Employee Director Compensation

Currently, a non-employee director may receive Awards representing no more than 1,000,000 shares in a calendar year. If this proposal is approved, this limit will be changed to provide that a non-employee director may receive compensation (including cash and Awards) representing no more than $500,000 total value in any calendar year.

Certain Other Equity Plan Amendments

The Board has approved certain other clarifying, administrative and technical changes to the Equity Plan as set forth in the Equity Plan.

Vote Required and Board Recommendation

Stockholders are requested to approve the adoption of the amendments to our Equity Plan to increase the number of shares reserved for issuance by 2,595,751 shares of common stock, to require minimum vesting periods, to subject dividends on unvested shares to the same vesting requirement, and certain other clarifying, administrative and technical changes under the Equity Plan. The Equity Plan, giving effect to the amendments described in this Proposal 4, is attached to this proxy statement as Appendix A.

We firmly believe that the approval of the amendments to, and re-approval of the performance criteria of, the Equity Plan is essential to continue to grow our business. The Board believes that equity awards in meaningful amounts motivate high levels of performance, align the interests of our employees and stockholders by giving employees the perspective of an owner with an equity stake in our company, and provide an effective means of recognizing employee contributions to our success. The Board believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to our continued success at recruiting and retaining the highly qualified technical and other key personnel who help us meet our goals, as well as rewarding and encouraging current employees. The Board believes that the ability to continue to grant meaningful equity awards will be important to our future success.

Approval of the amendments to the Equity Plan requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE IMMERSION CORPORATION 2011 EQUITY INCENTIVE PLAN.

Summary of Equity Plan

Purpose of Equity Plan

The Equity Plan allows us, under the direction of our Compensation Committee or those persons to whom administration of the Equity Plan, or part of the Equity Plan, has been delegated or permitted by law, to make grants of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, performance shares and performance units to employees, directors, consultants, independent contractors and advisors. The purpose of these equity awards is to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our stockholders by continuing to link a portion of their compensation with our performance.

Key Terms

The following is a summary of the key provisions of the Equity Plan.

Plan Term:	April 5, 2011 to April 5, 2021
Eligible Participants:

Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, and independent contractors, provided that the grantee renders bona fide services to us. Our Compensation Committee determines which individuals will participate in the Equity Plan. Currently, there are approximately 67 employees and 6 non-employee directors who are eligible to participate in the Equity Plan.

Shares Authorized:

If the amendments to the Equity Plan are approved, there will be 2,595,751 additional shares authorized under the Equity Plan, subject to adjustment only to reflect stock splits and similar events. In addition, the following shares are available for grant under the Equity Plan: (i) shares subject to issuance upon exercise of an option or stock appreciation right granted under the Equity Plan but which cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right, (ii) shares subject to awards granted under the Equity Plan that are forfeited or are repurchased by us at the original issue price, (iii) shares that are subject to awards granted under the Equity Plan that otherwise terminate without such shares being issued, (iv) shares that are surrendered pursuant to an exchange program, (v) any reserved shares not issued or subject to outstanding grants under our 2007 Equity Incentive Plan (“2007 Plan”) up to a maximum of 400,000 shares, (vi) any reserved shares not issued or subject to outstanding grants under our 2008 Employment Inducement Award Plan (“2008 Plan”) up to a maximum of 2,300,000 shares, (vii) shares subject to stock options or other awards granted under our 2007 Plan or 2008 Plan that cease to be subject to stock options or other awards after the effective date of the Equity Plan for any reason after the exercise of an option or stock appreciation right, (viii) shares issued under our 2007 Plan or 2008 Plan that otherwise terminate without shares being issued. However, shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise or purchase price of an award or the payment of tax withholding obligations for an award will not be returned to the share reserve. To the extent that a performance award in the form of a performance unit has been made, such award will not reduce the number of shares available for issuance under the Equity Plan. Shares subject to awards are counted at the rate of one for one if such shares were subject to an option or stock appreciation right and at the rate of one and three quarters for one if subject to an award other than an option or stock appreciation right.

As of March 29, 2019, we had 863,726 outstanding restricted stock and restricted stock unit awards and 2,267,889 outstanding options under the Equity Plan with a weighted average exercise price of $9.35 and weighted average remaining contractual term of 2.53 years. As of March 29, 2019, we had 917,401 shares available for grant in the Equity Plan.

Award Types:	(1) Non-qualified and incentive stock options
(2) Restricted stock awards (3) Stock bonus awards (4) Stock appreciation rights (5) Restricted stock units (6) Performance shares (7) Performance units
Full-Value Share Multiple for Determining the Number of Shares Available for Grant:

For purposes of determining the number of shares available for grant under the Equity Plan against the maximum number of shares authorized, any full-value award (i.e., anything other than a stock option or a stock appreciation right) currently reduces the number of shares available for issuance under the Equity Plan by 1.75 shares.

Limits on Awards:

 No more than 1,000,000 shares may be granted to any individual under the plan during any calendar year, other than new employees, who are eligible to receive up to 2,000,000 shares in the calendar year during which they begin employment.

No individual will be eligible to receive more than $2,000,000 in performance units in any calendar year.

Vesting; Minimum Periods; Dividends on Unvested Shares:

Vesting schedules are determined by our Compensation Committee when each award is granted. Options generally vest over four years, other than options for our non-employee directors, which vest in full on the one-year anniversary of the date of grant. Restricted stock units generally vest over three years and restricted stock awards granted only to non-employee directors generally vest in full on the one-year anniversary of the date of grant.  Except as to a maximum of five percent (5%) of the number of shares reserved and available for grant and issuance under the Equity Plan, any awards that vest on the basis of the participant’s continued service will have an initial minimum vesting period of one year.  For purposes of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of our stockholders to the next annual meeting of our stockholders provided that such annual meetings are at least 50 weeks apart.  No dividends payments will be made on unvested shares subject to grants under the Equity Plan, but instead any dividends will be deferred until awards become vested.

Award Terms:

Stock options have a term no longer than seven years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which have a term no longer than five years. Stock appreciation rights have a term no longer than seven years from the date they were granted.

Grants to Non-Employee Directors:

At the annual stockholder meeting, each non-employee director initially appointed to office at such meeting or then in office currently receives a restricted stock with a value of $125,000, which vests on the one-year anniversary of the grant date.  If the non-employee director commences service after the annual stockholder meeting, this restricted stock award is prorated based on the number of days after the annual stockholder meeting the non-employee director commenced providing services.  Additionally, the non-employee directors receive a cash retainer of $25,000, plus additional annual cash retainers for serving as committee chairs ($14,000 audit committee chair, $8,000 compensation committee chair, $3,000 nominating committee chair) or as committee members ($3,000 audit committee member, $3,000 compensation committee member, $2,000 nominating committee member).  The non-executive board chair also receives an additional $20,000 retainer.  In addition, if this proposal is approved, the Plan will provide that a non-employee director may receive compensation (including cash and Awards) representing no more than $500,000 total value in any calendar year.

Repricing Prohibited:

Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, is prohibited without stockholder approval under the Equity Plan. Such prohibited repricing includes canceling, substituting, or exchanging outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, unless approved by stockholders.

New Plan Benefits

The following table shows the number of shares subject to restricted stock that will be granted automatically in fiscal 2019 to our five non-employee directors, pursuant to the Equity Plan equity incentive grant formula for non-employee directors if the Equity Plan is approved by the stockholders.

Name and Position	Dollar Value ($)
Non-Employee Director Group	$125,000

Future awards under the Equity Plan to executive officers, employees or other eligible participants, and any additional future discretionary awards to non-employee directors in addition to those granted automatically pursuant to the grant formula described above, are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above.

As of March 29, 2019, the following awards have been granted under the Equity Plan over the term of the Equity Plan:

Name	Number of Options Granted		Number of Restricted Shares and Restricted Shares Stock Units Granted
Ramzi Haidamus	268,992		281,762
Anne Marie Peters	165,000	(1)	226,322
Sharon Holt	40,000		22,735
Tom Lacey			51,000
David Sugishita			89,336
Kenneth Traub	40,000		7,889
John Veschi	52,574		27,274
All current executive officers as a group (2 persons)	433,992		508,084
All current non-employee directors as a group (5 persons)	132,574		198,234
All employees, excluding current executive officers	217,610		1,023,003

(1)	Does not include an option grant of 30,000 shares to Ms. Peters that is contingent upon stockholder approval of the increase in share reserve under the Equity Plan.

Terms applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the Equity Plan of stock options or stock appreciation rights may not be less than the fair market value (the closing price of our common stock on the date of grant, and if that is not a trading day, the closing price of our common stock on the trading day immediately prior to the date of grant) of our common stock. On the record date, the closing price of our common stock was $8.73 per share. The term of these awards may not be longer than seven years. Our Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, Performance Units and Stock Bonus Awards

Our Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards. Our Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Awards of performance shares or performance units may be settled in shares or in cash.

Performance Metrics

The Compensation Committee may designate specific performance conditions to apply to an award, including the following under the Equity Plan, including, among others:

•	Revenue
•	Sales
•	Expenses
•	Operating income
•	Gross margin
•	Operating margin
•	Earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization
•	Pre-tax profit
•	Net operating income
•	Net income
•	Economic value added
•	Free cash flow
•	Operating cash flow
•	Balance of cash, cash equivalents and marketable securities

•	Stock price
•	Earnings per share
•	Return on stockholder equity
•	Return on capital
•	Return on assets
•	Return on investment
•	Employee satisfaction
•	Employee retention
•	Market share
•	Customer satisfaction
•	Product development
•	Research and development expenses
•	Completion of an identified special project
•	Completion of a joint venture or other corporate transaction

The performance criteria can also include the achievement of strategic objectives as determined by the Board.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by our Compensation Committee on the basis of such further considerations as our Compensation Committee in its sole discretion determines.

Transferability

Except as otherwise provided in the Equity Plan, awards granted under the Equity Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Administration

Our Compensation Committee administers the Equity Plan. Subject to the terms and limitations expressly set forth in the Equity Plan, our Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. Our Compensation Committee may construe and interpret the Equity Plan and prescribe, amend and rescind any rules and regulations relating to the Equity Plan. Our Compensation Committee may delegate to a committee of two or more directors the ability to grant awards to Equity Plan participants, so long as such participants are not officers, members of our Board of Directors, or any other person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and to take certain other actions with respect to participants who are not executive officers.

Amendments

The Board may terminate or amend the Equity Plan at any time, provided that no action may be taken by the Board (except those described in “Adjustments”) if stockholder approval is required.

Adjustments

In the event of an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change of our capital structure without consideration, the Board may approve, in its discretion, an adjustment of the number and kind of shares available for grant under the Equity Plan, and subject to the various limitations set forth in the Equity Plan, the number of shares subject to outstanding awards under the Equity Plan, and the exercise price of outstanding stock options and of other awards.

In the event of a merger or asset sale, any or all outstanding awards may be assumed or an equivalent award substituted by a successor corporation. Substitute awards shall not reduce the number of shares authorized for grant under the Equity Plan or authorized for grant to an individual in a calendar year. In the event the successor corporation refuses to assume or substitute the awards outstanding under the Equity Plan, the outstanding awards shall terminate, unless other action is taken by the Board. In such event, each holder will be notified that the awards are exercisable for a period to be determined by the Board and upon expiration of such period, such awards shall terminate. All awards need not be treated similarly.

Outstanding awards shall terminate immediately prior to the consummation of such dissolution or liquidation.

Forfeiture Events

All awards under the Equity Plan shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of individual’s employment or other service with our company that is applicable to our executive officers, employees, directors or other service providers, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding awards and the recoupment of any gains realized with respect to awards.

U.S. Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to us and participants in the Equity Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Restricted stock units usually vest over a time period specified by the Board.

Performance Stock Units

Similar to restricted stock units, in general, no taxable income is realized upon the grant of a performance stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the performance stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Performance stock units usually vest upon the achievement of metrics established by the Board.

Performance Shares

The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

IMMERSION CORPORATION

2011 EQUITY INCENTIVE PLAN

(As Amended April 24, 2019)

1.PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 0.

2.SHARES SUBJECT TO THE PLAN.

2.1Number of Shares Available.  Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 9,772,601 Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2007 Equity Incentive Plan (the “Prior 2007 Plan”) on the Effective Date (as defined below) up to a maximum of 400,000 Shares, (ii) any reserved shares not issued or subject to outstanding grants under the Company’s 2008 Employment Inducement Award Plan (the “Prior 2008 Plan”) on the Effective Date up to a maximum of 2,300,000 Shares, (iii) shares that are subject to stock options or other awards granted under the Prior 2007 Plan or the Prior 2008 Plan that cease to be subject to stock options or other awards after the Effective Date for any reason after the exercise of an option or SAR; (iv) shares issued under the Prior 2007 Plan or the Prior 2008 Plan before or after the Effective Date that, after the Effective Date are forfeited or repurchased at the original issue price; and (v) are subject to Awards granted under the Prior 2007 Plan or the Prior 2008 Plan that otherwise terminate without Shares being issued.  Any Award shall reduce the number of Shares available for issuance under this Plan at the rate of one (1) for one (1) if such Shares were subject to an Option or SAR and at the rate of one and three quarters (1.75) for one (1) if subject to an Award other than an Option or SAR.

2.2Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program.  The following Shares may not again be made available for future grant and issuance as Awards under the Plan:  (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Award, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price.  To the extent that a Performance Award in the form of a Performance Unit has been made, such Award will not reduce the number of Shares available for issuance under the Plan.  To the extent that any Award is forfeited, repurchased or terminates without Shares being issued, Shares may again be available for issuance under this Plan at the rate of one (1) for one (1) if such shares were subject to an Option or SAR and at the rate of one and three quarters (1.75) for one (1) if subject to an Award other than an Option or SAR.

2.3Minimum Share Reserve.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4Limitations.  No more than 20,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5Adjustment of Shares.  If the number of outstanding Shares is changed by an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

2.6Vesting Restriction.  No portion of any Award shall have an initial vesting period pursuant to which vesting occurs prior to the first anniversary of the date of grant of the Award; provided, that the Committee may accelerate vesting on a discretionary basis.  For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders provided that such annual meetings are at least 50 weeks apart. Notwithstanding the foregoing, up to 5% of the Shares authorized for grant pursuant to Section 2.1 may be granted with a minimum vesting schedule of less than one year.

3.ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  No Participant will be eligible to receive an Award for more than one million (1,000,000) Shares in any calendar year under this Plan except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive an Award for up to a maximum of two million (2,000,000) Shares in the calendar year in which they commence their employment.

4.ADMINISTRATION.

4.1Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors.  The Committee will have the authority to:

(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)select persons to receive Awards;

(d)determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised or settled (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)determine the number of Shares or other consideration subject to Awards;

(f)determine the Fair Market Value in good faith, if necessary;

(g)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)grant waivers of Plan or Award conditions;

(i)determine the vesting (subject to Section 2.6), exercisability and payment of Awards;

(j)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)determine whether an Award has been earned;

(l)subject to Section 18, determine the terms and conditions of any, and to institute any Exchange Program;

(m)reduce or waive any criteria with respect to Performance Factors;

(n)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;

(o)adopt rules and/or procedures (including the adoption of any subplan under this Plan and country addenda to Award Agreements) relating to the operation and administration of the Plan to accommodate grants to Participants residing outside of the United States;

(p)delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law; and

(q)make all other determinations necessary or advisable for the administration of this Plan.

4.2Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.  Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3Section 16 of the Exchange Act.  Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4Documentation.  The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to:  (a) determine which Subsidiary shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States; (d) establish subplans and addenda to Award Agreements and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices and any addenda to the Award Agreements); provided, however, that no such subplans, addenda to Award Agreements and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.OPTIONS.  The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NQSO.  An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3Exercise Period.  Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5Method of Exercise.  Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6Termination.  The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, but in any event no later than the expiration date of the Options.

(c)If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d)If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.

5.7Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Subject to Section 18, the Committee may (a) reduce the Exercise Price of outstanding Options or (b) grant Options in substitution for cancelled options or other Awards authorized under the Plan. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.RESTRICTED STOCK AWARDS.

6.1Awards of Restricted Stock.  A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement.  Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.STOCK BONUS AWARDS.

7.1Awards of Stock Bonuses.  A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.  All Stock Bonus Awards shall be made pursuant to an Award Agreement.  No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.STOCK APPRECIATION RIGHTS.

8.1Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.2Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven (7) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.RESTRICTED STOCK UNITS.

9.1Awards of Restricted Stock Units.  A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  All RSUs shall be made pursuant to an Award Agreement.

9.2Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU; provided that no RSU shall have a term longer than ten (10) years.  An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.PERFORMANCE AWARDS.

10.1Performance Awards.  Performance Awards may be granted in the form of a cash bonus or Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the cash amount or the number of Performance Shares or the Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2Terms of Performance Awards.  The Committee will determine the terms of a Performance Award including, without limitation: (a) the amount of cash; (b) the number of Shares subject to the Performance Award; (c) the time or times during which the Performance Award may be settled; and (d) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each Performance Award.  A Performance Award may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the Performance Award is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Performance Award; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares or amount of cash deemed subject to the Performance Award.  Performance Periods may overlap and participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.  No Participant will be eligible to receive more than $2,000,000 in Performance Units in any calendar year.

10.3Form and Timing of Settlement.  Payment of earned Performance Awards shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under a Performance Award to a date or dates after the Performance Award is earned provided that the terms of the Performance Award and any deferral satisfy the requirements of Section 409A of the Code.

10.4Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)by cancellation of indebtedness of the Participant to the Company;

(b)by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)by any combination of the foregoing; or

(f)by any other method of payment as is permitted by applicable law.

12.GRANTS to Non-Employee directors.

12.1Types of Awards.  Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs; provided, that no Non-Employee Director shall receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $500,000 in value (as described below) in any calendar year. The value of Awards for purposes of complying with this maximum shall be determined as follows:  (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee.  Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2Eligibility.  Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors.  A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board.  With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4Election to receive Awards in Lieu of Cash.  A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee.  Such Awards shall be issued under the Plan.  An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13.WITHHOLDING TAXES.

13.1Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements related to the Participant’s participation in the Plan and legally applicable to the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

13.2Stock Withholding.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy the Participant’s tax liability, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to such liability, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to such liability, or (iv) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.  The Company may withhold for such tax liability by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdictions, to the extent consistent with applicable laws. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.TRANSFERABILITY.

14.1Transfer Generally.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.2Award Transfer Program.  Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the award transfer program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.  Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1Voting and Dividends.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant.  Any dividends shall be subject to the same vesting or performance restrictions as the underlying Award. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited.  Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.  Unvested Shares, and any such dividends or stock distributions shall be accrued and paid only at such time, if any, as such unvested Shares become vested Shares.

16.CERTIFICATES.  All Shares or other securities (whether or not certificated) delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any foreign exchange controls or restrictions.

17.ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.EXCHANGE AND BUYOUT OF AWARDS.  The repricing of Options or SARs is not permitted without prior stockholder approval.  Repricing (which requires prior stockholder approval) is defined as amending the terms of outstanding awards to reduce the exercise price of outstanding Options or SARs or cancel, substitute, buyout or exchange outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs.  The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of foreign or state securities laws, stock exchange, exchange control or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21.CORPORATE TRANSACTIONS.

21.1Assumption or Replacement of Awards by Successor.  In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, unless otherwise determined by the Committee, such Awards shall terminate and cease to be outstanding effective as of the time of consummation of the Corporate Transaction.  In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.  Awards need not be treated similarly in a Corporate Transaction.

21.2Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.  Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3Non-Employee Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.ADOPTION AND STOCKHOLDER APPROVAL.  This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board.  This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to that state’s conflict of law provisions.

24.AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.INSIDER TRADING POLICY.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.All Awards Subject to Company Clawback or Recoupment Policy.  All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company or its Parent or Subsidiary that is applicable to executive officers, employees, directors or other service providers of the Company or its Parent or Subsidiary, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, including a country-specific addenda for non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of non-Insider Participants, the Committee’s delegate), has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means, any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee.  A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Participant’s material failure to abide by a Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Company (including, without limitation, the Participant’s improper use or disclosure of a Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Immersion Corporation, or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).  Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation as defined in Section 409A of the Code) would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (both as defined in Section 409A of the Code.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date the Plan is approved by stockholders of the Company, which shall be within twelve (12) months of the approval of the Plan by the Board.

“Employee” means any person, including Officers and Directors, providing services as an employee of the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program approved by stockholders of the Company pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means a cash or stock award granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(i) revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) stock price;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) employee satisfaction;

(xxii) employee retention;

(xxiii) market share;

(xxiv) customer satisfaction;

(xxv) product development;

(xxvi) research and development expenses;

(xxvii) completion of an identified special project; and

(xxviii) completion of a joint venture or other corporate transaction.

Performance Factors shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Factors applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Factors in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a right to receive Shares pursuant to Section 10 of the Plan.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Performance Unit” means the right to receive cash pursuant to Section 10 of the Plan.

“Plan” means this Immersion Corporation 2011 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company.  An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.  In the case of any employee on an approved leave of absence, or any employee with a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time) the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company, or during such change in working hours, as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

5 3 C V 01 - Sumit Agarwal 04 - David Sugishita 02 - Sid Ganis 05 - Jonathan Visbal 03 - Ramzi Haidamus For Withhold For Withhold For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 031IAC + + This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card A Proposals — The Board of Directors recommends a vote FOR the listed nominees. 2. Ratification of appointment of Deloitte & Touche LLP as Immersion Corporation’s independent registered public accounting firm for fiscal 2019 3. Advisory vote on the compensation of our named executive officers 1. Election of five (5) directors. For Against Abstain 4. Approval of an amendment to Immersion Corporation 2011 Equity Incentive Plan For Against Abstain B Issues — The Board of Directors recommends a vote FOR proposals 2, 3 and 4. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 1 5 0 3 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/IMMR or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IMMR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 PM, Eastern Time, on June 13, 2019. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IMMR ANNUAL MEETING OF STOCKHOLDERS to be held on June 14, 2019 This Proxy is solicited on behalf of the Board of Directors The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Proxy Statement, dated April 30, 2019, and hereby appoints Ramzi Haidamus and Anne Marie Peters, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Friday, June 14, 2019, at 9:30 a.m., Pacific time, at Immersion Corporation, 50 Rio Robles, San Jose, California 95134, and for any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Under Delaware law and the Company’s bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth on the reverse side. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT FIVE DIRECTORS AND FOR PROPOSALS 2, 3, AND 4 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed postage-paid envelope. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — IMMERSION CORPORATION IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. C Non-Voting Items + + Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below.

1 U P X 01 - Sumit Agarwal 04 - David Sugishita 02 - Sid Ganis 05 - Jonathan Visbal 03 - Ramzi Haidamus For Withhold For Withhold For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 031IBC + + IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card A Proposals — The Board of Directors recommends a vote FOR the listed nominees. 2. Ratification of appointment of Deloitte & Touche LLP as Immersion Corporation’s independent registered public accounting firm for fiscal 2019 3. Advisory vote on the compensation of our named executive officers 1. Election of five (5) directors. For Against Abstain This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. 4. Approval of an amendment to Immersion Corporation 2011 Equity Incentive Plan For Against Abstain B Issues — The Board of Directors recommends a vote FOR proposals 2, 3 and 4. MMMMMMMMM 4 1 5 0 3 6 MMMMMMMMMMMM

Proxy — IMMERSION CORPORATION IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ANNUAL MEETING OF STOCKHOLDERS to be held on June 14, 2019 This Proxy is solicited on behalf of the Board of Directors The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Proxy Statement, dated April 30, 2019, and hereby appoints Ramzi Haidamus and Anne Marie Peters, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Friday, June 14, 2019, at 9:30 a.m., Pacific time, at Immersion Corporation, 50 Rio Robles, San Jose, California 95134, and for any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Under Delaware law and the Company’s bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth on the reverse side. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT FIVE DIRECTORS AND FOR PROPOSALS 2, 3, AND 4 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed postage-paid envelope. CONTINUED AND TO BE SIGNED ON REVERSE SIDE